UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

FRISCH’S RESTAURANTS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Frisch’s Restaurants, Inc.

2800 Gilbert Avenue

Cincinnati, Ohio 45206

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held October 3, 2012

Dear Shareholders:

The 2012 annual meeting of the shareholders of Frisch’s Restaurants, Inc., an Ohio corporation (the “Company”), will be held on Wednesday, October 3, 2012 at 9:00 a.m., Eastern Daylight Savings Time, at the Queen City Club, 331 East Fourth Street, Cincinnati, Ohio 45202. Directions can be obtained by e-mailing cfo@frischs.com. The meeting is being conducted for the following purposes:

1.	Election of five Directors to serve for a two-year term until the 2014 Annual Shareholders Meeting.

2.	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year beginning May 30, 2012.

3.	Approval of the 2012 Stock Option and Incentive Plan.

4.	An advisory vote on approval of the Company’s executive compensation.

5.	Transaction of such other business, if any, as may properly come before the meeting or any adjournments thereof.

Your Board of Directors recommends a vote of “FOR ALL NOMINEES” on Proposal 1 and a vote “FOR” on Proposals 2, 3 and 4.

Shareholders of record at the close of business on August 6, 2012 are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

YOUR VOTE IS IMPORTANT

To assure your representation at the meeting, please vote promptly whether or not you expect to be present at the meeting. You can vote your shares (1) via the Internet, or (2) by signing and dating the enclosed proxy card and returning it in the accompanying envelope. You will find specific instructions for voting via the Internet on the proxy card. If you attend the meeting, you may revoke your proxy and vote your shares in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to Be Held on October 3, 2012: This Notice of Annual Meeting and Proxy Statement and the Company’s most recent Annual Report to Shareholders are available on our website at www.frischs.com.

By Order of the Board of Directors,

Donald A. Bodner
Dated: August 26, 2012	Secretary

FRISCH’S RESTAURANTS, INC.

2800 Gilbert Avenue

Cincinnati, Ohio 45206

PROXY STATEMENT

2012 ANNUAL MEETING OF SHAREHOLDERS

To Be Held October 3, 2012

INTRODUCTION

This Proxy Statement is furnished to shareholders of Frisch’s Restaurants, Inc. (the “Company”) in connection with the solicitation of proxies by the Company’s Board of Directors for use at the 2012 Annual Meeting of Shareholders (the “Meeting”) and any adjournments thereof. The Meeting will be held at the Queen City Club, 331 East Fourth Street, Cincinnati, Ohio 45202 on Wednesday, October 3, 2012 at 9:00 a.m., Eastern Daylight Savings Time. This Proxy Statement and the enclosed form of proxy are first being sent to shareholders beginning on or about August 26, 2012.

THE PROXY

Proxy

The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Meeting. A form of proxy for voting your shares at the Meeting is enclosed. When you properly execute and return your proxy, the shares it represents will be voted at the Meeting as specified on your proxy. If no specification is made, the shares represented by your duly executed proxy will be voted (1) for the election as Directors of each of the nominees listed thereon; (2) for the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm; (3) for approval of the 2012 Stock Option and Incentive Plan; and (4) for approval of the compensation of the Company’s executives. The proxy will be voted at the discretion of the proxy holders, in accordance with any recommendations of the Board, on any other matter that may properly come before the Meeting, including, in accordance with the rules of the Securities and Exchange Commission (“SEC”), any matter which the Company did not have notice of by July 13, 2012.

Revocability of Proxies

You may revoke your proxy at any time before it is exercised by (i) submitting a proxy bearing a later date using the voting method used when the revoked proxy was cast; (ii) filing a written notice of revocation with the President of the Company; or (iii) by attending and voting in person at the Meeting.

VOTING SECURITIES AND VOTING

Record Date

The Board of Directors has fixed the close of business on August 6, 2012 as the record date (the “Record Date”) for the purpose of determining the shareholders entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof. There were 4,943,353 shares of the Company’s common stock (“Common Stock”) issued and outstanding on the Record Date. Only shareholders of record at the close of business on the Record Date are entitled to vote on matters presented at the Meeting.

Voting

You are entitled to one vote for each share of Common Stock you owned of record on the Record Date on any matter submitted to a vote at the Meeting. However, in connection with the election of Directors, shares may be voted cumulatively if written notice that cumulative voting for the election of Directors is desired is given by any shareholder to the President, a Vice President or the Secretary of the Company not less than forty-eight (48) hours before the time fixed for holding the Meeting. The Chairman will announce the giving of any such notice upon the convening of the Meeting, and all shareholders may then cumulate their votes for Director nominees. Cumulative voting means that you have the right to vote the number of shares you owned as of the Record Date, multiplied by the number of Directors to be elected. You may cast this total number of votes for one nominee or distribute the votes among some or all of the nominees in any manner you desire. If cumulative voting is declared at the Meeting, votes represented by proxies may be cumulated in the discretion of the proxy holders, in accordance with the recommendations of the Board, and discretionary authority to do so is included in the proxy.

Quorum Requirement

The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock on the Record Date is necessary to constitute a quorum at the Meeting. Withheld votes, abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of constituting a quorum at the meeting. A broker “non-vote” occurs when a nominee, such as a brokerage firm, bank, broker-dealer or similar organization, holding shares on behalf of the beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

Vote Required

At the Meeting, Directors will be elected by a plurality of the votes cast. Therefore, the five nominees receiving the greatest number of votes will be elected as Directors. Each other matter presented at the Meeting will be decided by a majority of the votes cast on that matter. If you hold your shares through a nominee and you do not give instructions to your nominee as to how to vote, your nominee will nevertheless generally be entitled to vote your shares of Common Stock on routine matters, such as the ratification of the independent registered public accounting firm. However, your nominee will not be able to vote your shares on any non-routine matters, such as the election of Directors and the other matters to be voted upon at the meeting. Shares not voted by brokers and other nominees holding shares on behalf of beneficial owners will have no effect on the outcome. Accordingly, if you hold your shares through a nominee, for your vote to be counted, it is very important that you promptly vote in accordance with the instructions provided by your brokerage firm, bank, broker-dealer or other nominee organization. For purposes of determining whether shareholders have approved Proposal 1 (election of Directors), abstentions are not treated as votes cast affirmatively or negatively, and therefore have no effect on the outcome of such proposal. For purposes of determining whether shareholders have approved Proposal 2 (ratification of independent registered public accounting firm), Proposal 3 (approval of 2012 Stock Option and Incentive Plan) and Proposal 4 (advisory vote on executive compensation), abstentions will have the same effect as a vote against such proposals.

CORPORATE GOVERNANCE MATTERS

Our business is managed under the direction of our Board of Directors. Members of the Board are kept informed of our business through, among other things, discussions with the Chief Executive Officer and other officers, receipt of written quarterly reports from the Vice Presidents of the Company, visits to our significant facilities, and review of materials provided to them in connection with, and attending and participating in, meetings of the Board and its committees.

Corporate Governance Guidelines

Our Board is committed to sound and effective corporate governance practices. The Board has adopted comprehensive Corporate Governance Guidelines which are available on our website at www.frischs.com and are available in print upon written request to the Company’s Secretary, Donald A. Bodner. The Guidelines address a number of corporate governance issues, including director independence, qualifications for Board membership, Board and Board Committee annual self-assessments, and the Board’s available resources and access to management. In addition, the Board has formal charters setting forth the powers and responsibilities of each of its standing committees.

Board Structure and Meetings

Article II, Section 1 of the Company’s Code of Regulations provides that the business of the Company shall be managed and conducted by a Board of Directors consisting of not less than five nor more than nine members. The shareholders previously set the number of Directors at nine. Pursuant to the Code, shareholders entitled to elect Directors have the right to fill any vacancy in the Board (whether or not the vacancy has been filled by the remaining Directors) at any meeting of the shareholders attended by a quorum of shareholders.

The Board’s policy, which is set forth in the Corporate Governance Guidelines, is that the positions of Chairman of the Board and Chief Executive Officer should be held by separate persons. The Board believes this structure is in the best interests of shareholders because it facilitates the Board’s oversight of management and the independent Directors’ involvement in setting the priorities for the work of the Board, and it is consistent with good corporate governance principles.

The Board of Directors of the Company held five meetings during the fiscal year ended May 29, 2012. All Directors attended at least 75% of the aggregate number of meetings of the Board held and all committees of the Board on which the Director served during the year (during the period he or she was a Board or committee member during the year).

Director Independence

The Company’s Code of Regulations requires that a majority of the Directors on the Board be independent and provides certain criteria for determining independence. The Company’s Code of Regulations is available on the Company’s website at www.frischs.com and is available in print upon written request to the Company’s Secretary, Donald A. Bodner.

In accordance with the Company’s Corporate Governance Guidelines and the rules and listing standards of the NYSE MKT, the Board of Directors reviews at least annually the independence of each non-employee Director and affirmatively determines whether each non-employee Director qualifies as independent under the independence standards of the NYSE MKT, the Company’s Code of Regulations, and any applicable federal securities laws and regulations. The Board recognizes that members of the Audit Committee and Compensation Committee may be subject to more stringent standards of independence. Based upon an analysis of information provided by the non-employee Directors, the Board also evaluates whether any such Director has any material relationship, directly or indirectly, that may cause a conflict of interest in the performance of the Director’s duties. Based upon its review, the Board has affirmatively determined that the following six Directors are independent under the applicable independence standards: Dale P. Brown, Daniel W. Geeding, Jerome P. Montopoli, Robert J. Dourney, Lorrence T. Kellar, and William J. Reik, Jr. Pursuant to the Company’s Corporate Governance Guidelines, each Director must keep the Nominating and Corporate Governance Committee fully and promptly informed as to any developments that might affect the Director’s independence.

Executive Sessions of Independent Directors

The Board believes that executive sessions consisting solely of the independent Directors are part of good corporate governance. Accordingly, as provided in the Corporate Governance Guidelines, the independent Directors meet at least quarterly, or more frequently if the independent Directors desire, in executive session without the presence of non-independent Directors and management.

The Board’s Role in Risk Oversight

Management of the Company is primarily responsible for assessing and managing the various risks facing the Company, including the creation of appropriate risk management programs and policies. A key element in the Company’s risk management process is its Disclosure Controls and Risk Management Committee. This Committee, which meets quarterly, consists of key management personnel from all operational and functional areas of the Company. This Committee’s Charter is available for viewing in the Investor Relations section of the Company’s corporate website www.frischs.com.

The Board, directly and through its committees, is responsible for risk oversight. The Board has delegated many of its risk oversight functions to the Audit Committee. A member of the Audit Committee attends each quarterly meeting of the Company’s Disclosure Controls and Risk Management Committee and all areas of material risk are discussed at each quarterly meeting of the full Audit Committee. The Audit Committee provides periodic reports on these matters to the full Board of Directors. In addition, the Compensation Committee considers the risks associated with the Company’s compensation policies and practices and provides periodic reports on these matters to the full Board of Directors.

Code of Conduct and Code of Ethics

The Company has a Code of Conduct applicable to all Directors, officers and employees that describes requirements related to ethical conduct, conflicts of interest and compliance with laws. In addition, the Chief Executive Officer, senior financial officers, members of the Disclosure Controls and Risk Management Committee and other persons serving in financial, accounting or public reporting roles are also subject to a Code of Ethics containing additional requirements with respect to ethical conduct, conflicts of interest and full, fair and accurate reporting. Both the Code of Conduct and Code of Ethics are available on the Company’s website at www.frischs.com and are available in print upon written request to the Company’s Secretary, Donald A. Bodner.

Annual Shareholder Meeting Attendance by Directors

Board members are expected to attend the Company’s annual shareholder meetings and the annual meetings of the Board, which are scheduled immediately after the annual meeting of shareholders each year. All Board members attended last year’s annual shareholders meeting.

Communications with the Board

Shareholders and other interested parties may communicate with the Board of Directors at any time. The Board has a process for such communications. Shareholders and other interested parties desiring to send a communication to the Board should address their written communication to: The Board of Directors, c/o Donald A. Bodner, Secretary, Frisch’s Restaurants, Inc., 2800 Gilbert Avenue, Cincinnati, Ohio 45206. Mr. Bodner will distribute copies of any such communications to all Board members. A confidential Corporate Governance Hotline is available to report concerns or complaints regarding the Company’s accounting, internal accounting controls, or other financial or auditing matters. These concerns or complaints will be referred to the Audit Committee of the Company’s Board of Directors. The toll-free number for reporting complaints or concerns is 1-800-506-6424. The Hotline is managed by a third party and is available 24 hours a day, 7 days a week. Calls may be made anonymously.

Board Committees, Charters and Meetings

The Board has the following standing committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Finance Committee. Each of the Board’s committees operates under its own written charter. All committee charters are available on the Company’s website at www.frischs.com and are available in print upon written request to the Company’s Secretary, Donald A. Bodner.

The following table provides membership and meeting information for each of the Board Committees during the fiscal year ended May 29, 2012:

Name	Audit	Compensation	Nominating and Corporate Governance	Finance
Dale P. Brown	X		Chair
Robert J. Dourney		X		X
Daniel W. Geeding	X	Chair
Lorrence T. Kellar			X	Chair
Craig F. Maier
Karen F. Maier
Jerome P. Montopoli	Chair	X
William J. Reik, Jr.			X	X
Donald H. Walker				X
Meetings During Fiscal Year	6	4	4	4

Audit Committee

The Board of Directors has determined that all three members of the Audit Committee meet the independence standards of the NYSE MKT’s listing standards, the Company’s Code of Regulations and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (“Exchange Act”). The Board has also determined that two of the Audit Committee members, Messrs. Geeding and Montopoli, are “audit committee financial experts” as defined in current SEC rules.

The financial background of each of these Audit Committee Members is contained in the section below entitled “PROPOSAL 1 – ELECTION OF DIRECTORS.”

The primary function of the Audit Committee is to assist the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements, (ii) the independent registered public accounting firm’s qualifications and independence, (iii) the performance of the Company’s internal audit function and of the independent registered public accounting firm, (iv) the material financial risks facing the Company and the management of those risks, and (v) the Company’s compliance with legal and regulatory requirements. In performing these functions, the Audit Committee discusses with internal auditors and the outside independent registered public accounting firm their overall scope and plans for their respective audits. The Audit Committee also meets periodically with the independent registered public accounting firm, management, and internal auditors to review their work and confirm that they are properly discharging their respective responsibilities. In addition, the Audit Committee selects and oversees the work of the independent registered public accounting firm.

Compensation Committee

The Compensation Committee is responsible for overseeing the establishment and administration of the Company’s compensation and benefit programs for its executives and Directors in accordance with the Company’s compensation philosophy, objectives, and policies. The Board has determined that each member of the Compensation Committee is independent as defined under the NYSE MKT’s listing standards and the Company’s Code of Regulations, is an “outside” director pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, and is a “non-employee” director pursuant to Section 16 of the Exchange Act. The Company’s processes and procedures for the consideration and determination of compensation programs for executives and Directors is described in detail below in the section entitled “Compensation Discussion and Analysis.”

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, the members of the Compensation Committee were Messrs. Geeding, Dourney, and Montopoli. None of the Compensation Committee members ever served as an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served on the board of directors or compensation committee of any entity that employs or compensates any member of the Company’s Board of Directors or its Compensation Committee.

Nominating and Corporate Governance Committee

The Board has determined that all three members of the Nominating and Corporate Governance Committee are independent as defined under the NYSE MKT’s listing standards and the Company’s Code of Regulations. The Nominating and Corporate Governance Committee develops and implements appropriate corporate governance guidelines and continuing education programs for all Directors, including orientation and training programs for new Directors. The Nominating and Corporate Governance Committee also searches for and recommends qualified, experienced candidates to the Board to be nominated for election as Directors at annual shareholder meetings and to fill any vacancies on the Board. The Committee also develops and implements annual self-assessments for the full Board and each Board Committee.

Finance Committee

The Board has determined that three members of the Finance Committee, Messrs. Kellar, Reik and Dourney, are independent as defined under the NYSE MKT’s listing standards and the Company’s Code of Regulations. The Finance Committee’s function is to review and advise management with respect to all strategies, plans, policies and actions related to corporate finance, including capital expenditure, dividend, and cash flow policies.

Certain Relationships and Related Person Transactions

The Board of Directors is committed to upholding the highest ethical conduct in fulfilling its duties and has adopted a written Related Person Transaction Policy to ensure the careful review of any related party transactions. The policy requires that the Audit Committee review and approve or ratify all related person transactions for which disclosure is required pursuant to the rules and regulations of the SEC. A related person transaction includes any transaction, arrangement or relationship in which the Company or any of its subsidiaries is a participant and in which any of the following persons has or will have a direct or indirect interest:

•	an executive officer, Director or Director nominee of the Company;

•	any shareholder owning more than 5% of the Company’s Common Stock;

•

any immediate family member (as defined in the rules and regulations of the SEC) of an executive officer, Director, Director nominee or beneficial owner of more than 5% of the Company’s Common Stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

As part of its review and approval process of related person transactions, the Audit Committee considers all relevant facts and circumstances available to the Audit Committee, including the recommendations of management. No member of the Audit Committee participates in any review, consideration or approval of any related person transaction involving such member or any of his or her immediate family members, except that such member is required to provide all material information concerning the related person transaction to the Audit Committee.

The Board has pre-approved the following related person transactions as part of the Company’s Related Person Transaction Policy:

•

any transaction with a related person involving the purchase or sale of products or services in the ordinary course of business on arms’ length terms available to third parties where the aggregate amount involved does not exceed $120,000;

•

any transaction with another company where the related person’s only relationship with that Company is as an employee (but not an executive officer), Director or beneficial owner of less than 10% of that company’s shares;

•

any employment by the Company of a relative of a Director or executive officer where the employment was entered into in the ordinary course of business and the relative’s compensation is in accordance with the Company’s practices applicable to employees with equivalent qualifications and responsibilities holding similar positions;

•

any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university where the related person’s only relationship to the organization, foundation or university is as an employee or a Director (but not an executive officer);

•

any transaction where the related person’s interest arises solely from the ownership of the Company’s Common Stock and all holders of such Common Stock receive the same benefit on a pro-rata basis (e.g., dividends); and

•	Director compensation arrangements, if the Board of Directors has approved such arrangements.

During the fiscal year ended May 29, 2012, the related party transactions required to be disclosed are as follows:

The following transactions were effected on substantially similar terms as transactions with persons having no relationship with the Company:

•

A franchised restaurant in West Chester, Ohio owned by Frisch West Chester, Inc. (“West Chester”), which in turn is owned by Karen F. Maier (a Director and Vice President–Marketing of the Company) and other of her siblings (except Craig F. Maier), made purchases from the Company’s commissary totaling $607,269 and paid the Company advertising fees of $58,547, employee leasing fees of $1,033,936, payroll and accounting fees of $18,337, human resources and benefit fees of $11,901, franchise fees of $87,821, and point of sale help desk fees of $5,601.

•

A franchised restaurant in West Hamilton, Ohio owned by Frisch Hamilton West, Inc. (“Hamilton West”), which in turn is owned by other members of the family of Craig F. Maier (a Director on the Board and

President and Chief Executive Officer of the Company), made purchases from the Company’s commissary totaling $855,727 and paid the Company advertising fees of $80,730, employee leasing fees of $1,278,094, payroll and accounting fees of $17,837, human resources and benefit fees of $11,051, franchise fees of $121,094, and point of sale help desk fees of $6,487.

•

A franchised restaurant in New Richmond, Ohio owned by Craig F. Maier (a Director on the Board and President and Chief Executive Officer of the Company) made purchases from the Company’s commissary totaling $340,227 and paid the Company advertising fees of $32,267, employee leasing fees of $571,173, payroll and accounting fees of $15,887, human resources and benefit fees of $7,736, franchise fees of $48,401, and point of sale help desk fees of $6,487.

Hamilton West is a party to an Agreement to Purchase Stock with the Company which provides when there is only one remaining shareholder of Hamilton West, that remaining shareholder may require the Company to purchase any or all his or her shares of Hamilton West at any time, and the Company is required to purchase all such shares upon the death of the sole remaining shareholder. The purchase price for any such purchase by the Company would be the book value of the shares as determined by the Hamilton West’s accountants based upon generally accepted accounting principles, determined as of the end of the month immediately preceding the closing. The closing must be held within 30 days after the demand for purchase by the remaining shareholder or the appointment of the personal representative for the shareholder’s estate, as applicable, and the purchase price must be paid in cash at the closing. In addition, Craig F. Maier receives .5% of Hamilton West’s sales as a management fee.

West Chester is a party to an Agreement to Purchase Stock with the Company which provides when there is only one remaining shareholder of West Chester, that remaining shareholder may require the Company to purchase any or all his or her shares of West Chester at any time, and the Company is required to purchase all such shares upon the death of the sole remaining shareholder. The purchase price for any such purchase by the Company would be the greater of either the book value of the shares or twice the average earnings per share over the prior three years, with a maximum purchase price of $100,000 less any outstanding debt owed by West Chester to the deceased shareholder. The closing must be held within 30 days after the demand for purchase by the remaining shareholder or the appointment of the personal representative for the deceased shareholder’s estate, as applicable, and the purchase price must be paid in cash at the closing.

During the fiscal year ended May 29, 2012, Karen F. Maier, a Director and Vice President–Marketing of the Company and the sister of Craig F. Maier, received a salary of $167,804, incentive compensation of $10,251, medical reimbursement of $2,826, contributions to the Nondeferred Cash Balance Plan of $38,194, long-term disability benefits of $2,033, and the Company made matching contributions to the Frisch’s Executive Savings Plan in the amount of $1,765. Ms. Maier was granted 438 shares of restricted Common Stock on June 15, 2011 based on the closing price on the date of the award of $21.05 and the shares vested on the first anniversary of the date of the award. Because Ms. Maier made an election pursuant to Section 83(b) of the Internal Revenue Code, the sum of $9,219.90 was included in her taxable compensation on June 15, 2011, rather than on the vesting date of June 15, 2012. Ms. Maier was granted 350 shares of unrestricted Common Stock on June 13, 2012; the number of shares awarded was based on the closing price on the date of the award of $26.15.

During the fiscal year ended May 29, 2012, Scott C. Maier, a Construction Manager at the Company who is the brother of Craig F. Maier and Karen F. Maier, received a salary of $73,254 and an auto allowance of $5,538.

Until his death on February 2, 2005, Jack C. Maier served as Chairman of the Board and provided other services to the Company pursuant to an employment agreement effective May 29, 2000, that contained a provision for deferred compensation. Jack C. Maier was the husband of Blanche F. Maier, a Director of the Company until her death on September 1, 2009. Jack C. Maier and Blanche F. Maier are the parents of Craig F. Maier and Karen F. Maier. Pursuant to the agreement, upon the death of Jack C. Maier, the Company became obligated to pay Mr. Maier’s widow, Blanche F. Maier, the amount of $214,050 for each of the next 10 years, adjusted annually to reflect 50% of the latest annual percentage change in the Consumer Price Index for All Urban Consumers. Accordingly, the Company paid Blanche F. Maier and then her estate after her death the monthly amount of $19,149 during the first part of the last fiscal year and $19,436 per month effective March 1, 2012 and thereafter as increased pursuant to the annual Consumer Price Index adjustment.

PROPOSALS FOR VOTE AT THE MEETING

PROPOSAL 1 – ELECTION OF DIRECTORS

The Company’s Nominating and Corporate Governance Committee nominates Director candidates for approval by the full Board. The Nominating and Corporate Governance Committee will consider Director nominees recommended by shareholders. Shareholders may propose Director nominees by submitting the name, telephone number and business experience and qualifications of such nominee to the Committee, within the time period required by the current SEC Rules, at: Chair, Nominating and Corporate Governance Committee, Frisch’s Restaurants, Inc., 2800 Gilbert Avenue, Cincinnati, Ohio 45206. No shareholder nominations were received by the Company for this Annual Meeting. The Nominating and Corporate Governance Committee did not retain any director search firm with respect to this year’s election; however, the Committee is empowered to retain search firms or other advisors should it ever deem it necessary or desirable.

The Company’s Corporate Governance Guidelines establish the desired qualifications for Directors. The Company seeks to have a Board of Directors comprised of individuals representing diverse experiences, backgrounds, skills, expertise, and other attributes who will be most effective, in conjunction with the other nominees and Directors on the Board, in collectively serving the best interests of the Company and its shareholders. Directors should also possess the highest personal and professional ethics and integrity, be devoted to representing the interests of the Company and its shareholders, and be willing to devote sufficient time to carry out the Director’s duties and responsibilities effectively. The Committee evaluates all candidates based upon the same criteria regardless of whether they were nominated by the Committee, shareholders, a member of management or the Board, or any other person.

The Nominating and Corporate Governance Committee considers all of the required Director qualifications contained in the Corporate Governance Guidelines when evaluating and recommending to the Board the slate of Director nominees for election at each annual shareholders meeting and when recommending any person to fill a vacancy on the Board. Annually, prior to each annual shareholder meeting, the Committee reviews with the full Board (i) the content and effectiveness of the Corporate Governance Guidelines, including the diversity of experiences, backgrounds, expertise and other required Director qualifications, and (ii) the specific experience, qualifications, skills, and other attributes that qualifies each incumbent Director and Director nominee to be a Director in light of the requirements in the Corporate Governance Guidelines and the business, structure and needs of the Company.

At the Meeting, five Directors are to be elected for a two-year term to serve until the 2014 annual meeting of shareholders and until their successors have been elected and qualified. Based upon the recommendation of the Nominating and Corporate Governance Committee, your Board of Directors has unanimously nominated current Board members Robert J. (RJ) Dourney, Lorrence T. Kellar, Karen F. Maier, William J. Reik, Jr. and Donald H. Walker, for reelection as Directors at the Meeting. The Board affirmatively determined that Messrs. Dourney, Kellar and Reik are independent. The principal occupations, business experience, qualifications, attributes, expertise, and other skills of each of the nominees which serves as the basis for the Board’s conclusion that the nominees are appropriate to serve as Directors of the Company given its business and structure are set forth below.

The Board of Directors recommends a vote of “FOR ALL NOMINEES” to elect all nominees as Directors.

NOMINEES FOR ELECTION OF DIRECTORS TO SERVE UNTIL THE 2014 MEETING

Robert J. (RJ) Dourney, Director since 2005

Mr. Dourney, age 54, is a member of the Compensation Committee and Finance Committee. Mr. Dourney is the Chief Executive Officer and President of Hearthstone Associates LLC, an operator and franchisee of fast-casual restaurants and retail meal preparation businesses throughout New England (since June 2005). He is also a Director of the Massachusetts Restaurant Association (since June 2011). He was previously Vice President-Operations of AuBon Pain, a company that owns or franchises over 250 cafés throughout the world (June 2001 to June 2005). Prior to that, he was Vice President-Operations of Applebee’s International (May 2000 to June 2001). Mr. Dourney has over 31 years of experience in the restaurant industry, serving in both operations and strategic capacities.

Lorrence T. Kellar, Director since 1998

Mr. Kellar, age 75, is the Chair of the Board’s Finance Committee and a member of the Nominating and Corporate Governance Committee. Mr. Kellar was Vice President of Continental Properties Company, Inc., a retail and residential developer, from November 2002 until his retirement in November 2009. Prior to that, he was Vice President—Real Estate of Kmart Corporation from 1996 to September 2002. He held various positions in finance, capital management, audit, accounting, and real estate at The Kroger Co. from 1965 until April 1996, including Group Vice President – Finance and Real Estate. He also held positions in finance, accounting and tax at 3-M Co. from 1962 to 1965. He is currently the Chairman of the Board and a member of the Audit, Governance and Compensation Committees of Multi-Color Corporation (label printer – NASDAQ); Director and a member of the Audit, Governance and Compensation Committees of Spar Group, Inc. (retail merchandiser – NASDAQ); and a Trustee and member of the Audit and Compensation Committees of Acadia Realty Trust (NYSE). He is also a Trustee of the Greater Cincinnati Educational Television Foundation, Public Media Connect, and the Building Healthy Lives for Women Foundation. Mr. Kellar holds an MBA and has extensive accounting, audit and finance experience.

Karen F. Maier, Director since 2005

Ms. Maier, age 60, has been the Vice President-Marketing of the Company since July 1983. Ms. Maier joined the Company in 1974 as a manager trainee and worked her way up to Shift Manager and then Unit Manager. She transferred to the Advertising Department in 1975 and became the Director of Advertising and Marketing in 1978. She is also a Director of the Free Store Food Bank (since 2001) and a member of the Advisory Board of Osterman Cron, Inc. (since May 2012). Ms. Maier is the sister of Craig F. Maier. For over 33 years, Ms. Maier has been directly responsible for the development and execution of the marketing and advertising programs of the Company, contributing substantially to the introduction and promotion of new products, marketing initiatives, and retail marketing of branded products. This marketing and advertising experience and intimate knowledge of the market for the Company’s products makes Ms. Maier a valuable asset to the Board.

William J. Reik, Jr., Director since 1998

Mr. Reik, age 74, is a member of the Board’s Nominating and Corporate Governance and Finance Committees. He is the Managing Member of Reik & Co., LLC, an investment counseling firm, since November 2006. Prior to that, he was the Managing Director of William D. Witter, Inc., an investment counseling firm, from February 1991 until November 2006. He was previously Managing Director of Mitchell Hutchins Asset Management, Inc. until February 1991. Mr. Reik brings to the Board his valuable and extensive experience in the investment management industry.

Donald H. Walker, Director since November 2009

Mr. Walker, age 66, is now retired. He was the Vice President and Chief Financial Officer (from 1996) and the Treasurer (from 1982) of the Company until his retirement on August 23, 2011. He served in various other finance and accounting positions at the Company from 1977 to 1996. Prior to 1977, Mr. Walker worked as a Certified Public Accountant with the accounting firm Grant Thornton. He holds a BBA degree in accounting and an MBA in quantitative analysis. During Mr. Walker’s 15-year tenure as Chief Financial Officer, he was principally responsible for all of the Company’s financing and banking resources and activities, the design of Company-wide cash management initiatives, regulatory compliance, and accounting, auditing and transaction processing. Mr. Walker’s accounting expertise and his extensive experience with all finance, accounting and regulatory compliance aspects of the Company makes him a valuable resource on the Board.

Votes represented by proxies will be cast by the proxy holders in such a way as to effect the election of all nominees, or, if cumulative voting is invoked, as many thereof as possible under the rules of cumulative voting in accordance with the recommendation of the Board. All nominees have consented to serve as Directors if elected. However, in the event that any nominee shall become unable to serve prior to the Meeting, it is intended that the proxies will be voted for the balance of those nominees named and for such substitute nominee, if any, as shall be designated by the Board.

INCUMBENT DIRECTORS SERVING UNTIL THE 2013 SHAREHOLDER MEETING

The principal occupations, business experience, qualifications, attributes, expertise, and other skills of each of the incumbent Directors which serves as the basis for the Board’s conclusion that the Directors are appropriate to serve as Directors of the Company given its business and structure are set forth below. The terms of these incumbent Directors expire at the 2013 Annual Shareholders Meeting.

Dale P. Brown, Director since 1999

Ms. Brown, age 65, is the Chair of the Board’s Nominating and Corporate Governance Committee and a member of the Audit Committee. She is now a self-employed Author and Marketing Consultant. She was President and Chief Executive Officer of Sive/Young & Rubicam, a prominent Cincinnati advertising firm, for eight years from July 1990 to December 1998 and is the Recipient of Two Silver Medals from the American Advertising Federation. She is also currently a Trustee Emeriti of the University of Richmond; and a Director (since 1994) and Member of the Audit and Nominating and Corporate Governance Committees of Ohio National Financial Services. Ms. Brown has substantial experience and expertise in marketing, advertising and public relations.

Daniel W. Geeding, Director since 1992

Mr. Geeding, age 70, is currently the Chairman of the Board of the Company, Chair of the Board’s Compensation Committee, and a member of the Audit Committee. He is the Vice President, Chief Financial Officer and Treasurer of The Health Foundation of Greater Cincinnati (since 2001) and manages the financial, investment, IT and human resources operations of the Foundation and its subsidiaries. He is also the Vice President and Chief Financial Officer of InterAct for Change (since 2002). He held various positions at Xavier University from 1969 to 2002, including Director of the Center for International Business (1997 to 2002), Dean, Acting Dean and Associate Dean of the College of Business Administration (1985 to 1997), Director of the Executive MBA Program (1982 to 1991), and Assistant, Associate and Professor of Management (1969 to 2002). He is currently a Director and Chair of the Audit Committee of the Corporation For Findlay Market (since 2004); a Director and Member of the Audit Committee of Mercy Hospitals (since 2012); a Director of Cincinnati Eye Institute Foundation (since 2006); a Member of the Audit Committee of the Greater Cincinnati Foundation (since 2009); and a Director of the Sulgrave Manor Preservation Foundation (since 2010). Mr. Geeding is a Certified Public Accountant (since 1969) and holds a B.S. and MBA in accounting and a Ph.D. in management. He is a member of The American Institute of Certified Public Accountants, the Foundation Financial Officers Group, and Financial Executives International. Based upon his significant financial and accounting training, experience and expertise, the Board has determined that Mr. Geeding qualifies as an “audit committee financial expert” under the SEC rules.

Craig F. Maier, Director since 1984

Mr. Maier, age 62, has been the President and Chief Executive Officer of the Company since 1989. Mr. Maier joined the Company as a manager trainee in 1975 and worked his way up through the positions of area supervisor and Divisional Vice President before becoming Executive Vice President in October 1988. Mr. Maier holds an MBA from Columbia University and has since July 2008 served as a Director and a Member of the Audit, Compensation, and Finance Committees of Cincinnati Bell, Inc. (NYSE). He is also a Director of the Cincinnati Art Museum, Playhouse in the Park, Cincinnati Arts Association, The Cincinnati Zoo and Botanical Garden, and the Dan Beard Council of the Boy Scouts of America. With over 37 years of experience in all facets of the operations of the Company and over 22 years experience as the Chief Executive Officer of a large, publicly-traded corporation, Mr. Maier brings to the Board demonstrated management, operational and leadership ability, all of which makes him a valuable asset to the Board.

Jerome P. Montopoli, Director since 2005

Mr. Montopoli, age 69, is Chair of the Board’s Audit Committee and a member of the Compensation Committee. He retired as a Certified Public Accountant in September 2001, and has since been a Private Investor and Consultant. He is a Trustee Emeriti (since 2007) and Member of the Audit and Finance Committees of The University of Cincinnati Foundation (since 1996). He was a Trustee of the University of Cincinnati Foundation from 1996 to 2007. Mr. Montopoli was the Managing Partner, Partner Matters of Andersen Worldwide from October 1999 to August 2001. He was the Managing Partner, Michigan Offices of Arthur Andersen LLP from March 1992 to October 1999 and Managing Partner, Cincinnati Offices of Arthur Andersen LLP from March 1988 to March 1992. He was also Chair of the Audit Committee and a member of the Finance Committee of the Health Alliance of Greater Cincinnati from November 2004 to May 2010. Mr. Montopoli has 35 years of experience as a Certified Public Accountant in public accounting; 25 of those years as a Partner at Arthur Andersen LLP. Based upon his extensive financial, accounting and audit training, experience and expertise, the Board has determined that Mr. Montopoli qualifies as an “audit committee financial expert” under the SEC rules.

PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for selecting, evaluating and, if necessary, replacing the Company’s independent registered public accounting firm and the accounting firm reports directly to the Audit Committee. The Audit Committee has unanimously selected the firm of Grant Thornton LLP to make an examination of the accounts of the Company and serve as the Company’s independent registered public accounting firm for the fiscal year commencing May 30, 2012. Grant Thornton LLP has made the audits of the Company’s accounts since 1952.

Shareholder ratification of the selection of independent accountants is not required by law, however, the Board nevertheless decided to ascertain the views of the shareholders in this regard. If the selection of Grant Thornton LLP is not ratified at the Meeting, the Audit Committee will consider the results of the vote and determine whether to appoint a different independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders.

A representative of Grant Thornton LLP will be present at the annual meeting of shareholders. The representative will be afforded an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions from the shareholders.

The Board of Directors recommends a vote “FOR” ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm.

Auditor Fees and Services

A.	Audit Fees

The aggregate fees billed for professional services rendered by Grant Thornton LLP for the fiscal years ended May 31, 2011 and May 29, 2012, for the audit of the Company’s annual financial statements and internal controls, the reviews of the financial statements included in the Company’s Forms 10-Q, and services that are normally provided by accountants in connection with statutory and regulatory filings or engagements, were $348,870 and $350,300, respectively.

B.	Audit-Related Fees

The aggregate fees billed by Grant Thornton LLP for the fiscal years ended May 31, 2011 and May 29, 2012 for assurance and related services reasonably related to the performance of the audit or review of the financial statements (and not reported under “Audit Fees” above) were $37,500 and $95,190, respectively. Audit-related services principally included audits of the Company’s pension plans, 401(k) plans, medical plans, and other welfare benefit plans. In addition, the fiscal year ended May 29, 2012 included audit-related services in connection with the sale of the Golden Corral operating segment.

C.	Tax Fees

The aggregate fees billed by Grant Thornton LLP for the fiscal years ended May 31, 2011 and May 29, 2012 for miscellaneous tax compliance, tax advice and tax planning were $125,900 and $57,965 respectively. These fees were principally for advice on various tax matters. The fiscal year ended May 31, 2011 included $119,200 for consulting relating to two automatic Change in Accounting Method applications filed with the Internal Revenue Service, to which an additional $38,300 was added to complete the work during the fiscal year ended May 29, 2012.

D.	All Other Fees

There were no fees billed for professional services rendered by Grant Thornton LLP for the fiscal years ended May 31, 2011 and May 29, 2012, for services other than those set forth above.

The Audit Committee considered the services of Grant Thornton LLP referenced in subparagraphs B through D above and determined those services were compatible with maintaining Grant Thornton LLP’s independence.

The Company has adopted a policy requiring pre-approval by the Audit Committee of audit and permissible non-audit services by Grant Thornton LLP. The Audit Committee did pre-approve all services by Grant Thornton LLP referenced above.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended May 29, 2012, with management of the Company and Grant Thornton LLP, the Company’s independent registered public accounting firm, which included discussions about the selection of appropriate accounting principles, the reasonableness of significant judgments and the clarity of disclosure in the financial statements. The Audit Committee discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T, as currently in effect. The Audit Committee also received the written disclosures and the letter from Grant Thornton LLP required by applicable standards of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP its independence. Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended May 29, 2012, be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board, subject to shareholder ratification, the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year commencing May 30, 2012.

AUDIT COMMITTEE:

Jerome P. Montopoli, Chair

Daniel W. Geeding

Dale P. Brown

PROPOSAL 3 – APPROVAL OF 2012 STOCK OPTION AND INCENTIVE PLAN

The Board is requesting shareholder approval of our 2012 Stock Option and Incentive Plan (the “2012 Incentive Plan”) at the Annual Meeting. On July 24, 2012, the Compensation Committee recommended, and on July 25, 2012, the Board of Directors unanimously approved the 2012 Incentive Plan, which will become effective, if at all, on the date approved by the stockholders at our Annual Meeting.

The 2012 Incentive Plan will replace the 2003 Stock Option and Incentive Plan, as amended by the First Amendment thereto (collectively, the “2003 Plan”), which expires in 2013. Under the 2003 Plan, up to 800,000 shares of the Company’s common stock are issuable of which approximately 485,094, as of May 29, 2012, shares are still available for issuance. New awards under the 2003 Plan will not be granted if the shareholders approve the 2012 Incentive Plan. The 2012 Incentive Plan decreases the total number of shares issuable to 500,000. The Board believes the 2012 Incentive Plan will provide optimal flexibility for the design of incentive compensation in the coming years and contains new features that protect the interests of our shareholders.

A summary of the 2012 Incentive Plan is given below. A description of the material changes between the 2012 Incentive Plan and the 2003 Plan is attached hereto as Exhibit A and the full text of the 2012 Incentive Plan is attached hereto as Exhibit B. These documents should be consulted for additional information.

Summary of the 2012 Incentive Plan

Purpose. The purpose of the 2012 Incentive Plan is to promote the long-term growth and financial success of the Company by enabling the Company to compete successfully in attracting and retaining employees and directors of outstanding ability, stimulating the efforts of these persons to achieve the Company’s long-range performance goals and objectives, and encouraging the identification of their interests with those of the Company’s shareholders.

Shares Available. Subject to adjustment for changes in capitalization, the maximum number of shares of Common Stock which may be issued under the 2012 Incentive Plan is 500,000.

Maximum Awards Per Individual. The 2003 Plan limits the total number of shares that can be granted to any one individual during a fiscal year to 80,000 shares. The 2012 Incentive Plan reduces this annual limit to 50,000 shares. The 2012 Incentive Plan retains a maximum annual dollar limit (determined as of the date of the grant) of $1,000,000 for awards denominated in dollars. The 2012 Incentive Plan is designed with an individual annual share and dollar limit and other provisions necessary to ensure that qualified performance based awards intended to be exempt from the $1,000,000 compensation limit under Internal Revenue Code Section 162(m) are treated in a manner consistent with this intention.

Administration. The 2012 Incentive Plan is required to be administered by a committee (the “Committee”) of two or more directors, each of whom is a “non-employee” director as defined under Securities and Exchange Commission Rule 16b-3, an “outside director” for purposes of Section 162(m) of the Internal Revenue Code (the “Code”), and an “independent director” as defined in the Rules of the NYSE MKT. The Plan will be administered by the Board’s Compensation Committee, all of the members of which satisfy these criteria. Any function of the Committee may be performed by the full Board of Directors.

Eligibility. Persons eligible to participate are officers or employees of the Company or its subsidiaries (including persons who have accepted and received offers of employment) and directors of the Company who are not officers or employees of the Company or any of its subsidiaries (there are currently 7 directors who meet this criteria). There currently are approximately 27 participants in the 2003 Plan and the Company expects that, initially, there will be approximately the same number of participants in the 2012 Incentive Plan

Duration of the Plan. The 2012 Incentive Plan will continue in effect until all shares subject to the plan have been purchased or issued according to the plan’s provisions, unless earlier terminated by the Board.

Types of Awards. The Incentive Plan provides for the grant of the following types of awards: (1) stock options; (2) stock appreciation rights (SARs); (3) restricted stock, restricted stock units and unrestricted stock awards; and (4) performance awards. Awards may be granted singly or in combination, as determined by the Committee. Except to the extent provided by law, awards generally are non-transferable. However, the Committee may in its discretion permit a participant to transfer a stock option or SAR to a member of his or her immediate family for no consideration.

Stock Options. Options to purchase shares of the Company’s Common Stock permit the holder to purchase a fixed number of shares at a fixed price. Only nonqualified options (i.e., options that do not qualify for special tax treatment under Section 422 of the Code) may be granted under the 2012 Incentive Plan. At the time a stock option is granted, the Committee determines the number of shares subject to the option, the term of the option, the time or times at which the option will become exercisable, the price per share of stock that a participant must pay to exercise the option and any other terms and conditions of the option. No option may be granted with an exercise price per share that is less than 100% of fair market value on the date of grant. Fair market value means the closing price of a share of Common Stock on the NYSE MKT. On August 6, 2012, the fair market value of a share of Common Stock was $32.50. The term of each stock option will be fixed by the Committee, but no option is exercisable more than 10 years after its grant date.

Unless otherwise provided in an award agreement, each option that vests solely on account of the passage of time will vest no more rapidly than ratably over a three-year period. Additionally, each option that vests based on performance-based criteria or criteria other than solely on account of the passage of time will vest no earlier than the first anniversary of the date of grant.

The exercise price of a stock option may be paid by a participant in cash or, in whole or part, in shares of Common Stock owned by the participant for at least six months. If payment is made with already owned shares, the shares will be valued at their fair market value on the date they are tendered. Subject to restrictions of applicable law, a participant also may elect to pay an option’s exercise price by authorizing a broker to sell all or a portion of the shares to be issued upon exercise and remit to the Company a sufficient portion of the sale proceeds to pay the exercise price and any applicable tax withholding amounts.

Stock Appreciation Rights. A SAR is a right to receive payment, in cash, shares of Common Stock or a combination of the two, equal in value to the excess of (1) the fair market value of a share of Common Stock on the date of exercise over (2) the price per share of Common Stock established in connection with the grant of the SAR (the “reference price”). The reference price must be at least 100% of the Common Stock’s fair market value on the date the SAR is granted. The term of a SAR will be fixed by the Committee, but no SAR may be exercisable more than 10 years after its grant date.

Unless otherwise provided in an award agreement, each SAR that vests solely on account of the passage of time will vest no more rapidly than ratably over a three-year period, and a SAR that vests based on performance-based criteria or criteria other than solely on account of the passage of time will vest no earlier than the first anniversary of the date of grant.

Stock Awards. Stock awards are grants of shares (“restricted stock award”) or the right to receive shares of Common Stock (“restricted stock unit award”) which may be restricted (i.e., subject to forfeiture conditions, transfer restrictions and/or other conditions) or unrestricted. Unrestricted stock awards may be granted only to employees in full or partial payment of annual bonus awards or otherwise in recognition of outstanding achievements or contributions or to Directors for service on the Board. The Committee will determine the amounts, terms and conditions of the awards, including the price to be paid, if any, for restricted awards and any contingencies related to the attainment of specified performance goals or continued employment or service. Unless otherwise provided in an award agreement, each restricted stock or restricted stock unit award that vests solely on account of the passage of time will vest no more rapidly than ratably over a three-year period, and a restricted stock or restricted stock unit award that vests based on performance-based criteria or criteria other than solely on account of the passage of time will vest no earlier than the first anniversary of the date of grant. Unless otherwise determined by the Committee at the time of grant, participants receiving restricted stock awards will be entitled to dividend or voting rights on the shares.

Performance Awards. Performance awards are the right to receive cash, Common Stock or both, at the end of a specified performance period, subject to satisfaction of the performance criteria and any vesting conditions established for the award. A performance award payable in shares of Common Stock will not include dividend rights until vested and the shares have been issued. Unless otherwise provided in an award agreement, a Performance Award will vest no earlier than the first anniversary of the date of grant. The Committee has negative discretion to decrease any payouts of performance awards.

Performance-Based Compensation. Under Section 162(m) of the Internal Revenue Code, an income tax deduction generally is not available for annual compensation in excess of $1 million paid to the chief executive officer and any of the other four most highly compensated officers of a public corporation unless the compensation is qualified performance-based compensation. Stock options and SARs are performance-based if their exercise or reference prices are at least equal to 100% of the Common Stock’s fair market value at the time of grant. To be performance-based, other awards under the 2012 Incentive Plan must be conditioned on the achievement of one or more objective performance measures, to the extent required by Section 162(m) of the Code. The 2012 Incentive Plan provides that the performance measures that may be used by the Committee for these awards must be based on any one or more of the following criteria, as selected by the Committee and applied to the Company as a whole or to individual units, and measured either absolutely or relative to a designated group of comparable companies: (i) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (ii) appreciation in the fair market value, book value or other measure of value of the Common Stock; (iii) cash flow; (iv) earnings (including earnings per share); (v) return on equity; (vi) return on investment; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) revenue; (xi) income (including net income); (xii) operating income (including net operating income); (xiii) operating profit (including net operating profit); (xiv) operating margin; (xv) return on operating revenue; and (xvi) market share. The performance measures may be subject to adjustment for events, such as non-ordinary course assets sales, set forth by the Committee at the time of grant.

Other Terms of Awards. Awards under the Incentive Plan may vest early or be forfeited in certain circumstances. An outstanding award will be forfeited upon termination of employment for cause (as defined in the Plan) or if, following a termination of employment for any other reason, the participant engages in any act which would have warranted termination for cause. Unless the Committee determines otherwise at the time of grant, in the event of death or disability, awards that are not subject to performance conditions will vest in full and, in the case of options and SARs, will be exercisable until the earlier of one year after the termination of employment or service (or such longer period as the Committee may specify, but not beyond the 10th anniversary of the date of grant) or the expiration of the original terms of the awards. Except as set forth under “Change of Control, Merger or Sale” below, in the event of termination of employment or service for any other reason (unless the Committee determines otherwise) awards that are not vested on the date of termination will be forfeited, and options and SARs that are vested on the date of termination will expire if not exercised within 90 days after the date of termination (or the expiration of the award, if sooner). Performance awards will vest or be forfeited as provided in the award agreements.

The Committee may establish other terms, conditions and/or limitations of an award, so long as they are not inconsistent with the 2012 Incentive Plan.

Change of Control, Merger or Sale. Except as otherwise provided by the Committee, in the event of a Change of Control, all awards outstanding on the date of the Change of Control (other than those subject to unsatisfied performance criteria) will become fully vested. If a participant’s employment is terminated by the Company or a subsidiary for any reason other than cause within one year after a Change of Control, all vested stock options and SARs held by the employee upon termination of employment will be exercisable for one year or until expiration of the original term of the award, whichever period is shorter.

A Change of Control occurs when: (1) a person or group (other than the Company, a benefit plan maintained by the Company or an underwriter temporarily holding securities) acquires beneficial ownership of 30% or more of the voting power of the Company’s voting securities; (2) during any two-year period, the members of the Company’s Board of Directors at the beginning of the period (together with those directors elected to the Board with the approval of at least two-thirds of the initial or similarly elected directors) no longer constitute at least 75% of the Board; or (3) immediately after any merger or consolidation of the Company, or sale of all or substantially all of its assets, in which outstanding awards are assumed by the surviving or acquiring entity, the voting securities of the Company that were outstanding immediately before the transaction represent less than 50% of the voting power of the surviving or acquiring entity.

If a merger, consolidation or sale of all or substantially all of the Company’s assets is proposed and provision is not made for the surviving entity to assume outstanding stock awards, or in the event of a proposal to dissolve or liquidate the Company, all awards (other than awards containing unsatisfied performance criteria) will become 100% vested. Holders of stock options and SARs will be provided the opportunity to exercise their awards conditioned on the transaction actually occurring and will be allowed to defer payment of the exercise price until after the closing of the transaction. Stock options and SARs not exercised prior to completion of the transaction will terminate. If the transaction is not completed, the conditional exercises, and the accelerated vesting of any award, will be annulled.

Deferrals. The issuance or delivery of shares or cash pursuant to the exercise of an option or SAR may not be deferred beyond exercise. With respect to restricted and unrestricted stock awards and performance awards, the issuance or delivery of shares or cash pursuant to such awards may be delayed or deferred for such periods and upon such terms and conditions as the Committee and participant determine, but not in contravention of Section 409A of the Code which impose requirements relating to deferred compensation arrangements.

Recoupment. The Committee has the authority to enforce any policies adopted by the Company relating to the recoupment of amounts on account of a restatement of a financial statement that, if initially reported properly, would have resulted in a lower amount being paid to a participant under the 2012 Incentive Plan, or in respect of any other policy of the Company relating to the recoupment of amounts on account of the participant’s breach of a non-competition, non-solicitation, non-disparagement or confidentiality obligation.

Repricing, Exchange and Repurchase of Awards. Without shareholder approval and the consent of each affected participant, the 2012 Incentive Plan does not permit (1) any decrease in the exercise price, reference price or other purchase price of an award or any other decrease in the pricing of an outstanding award, (2) the issuance of any substitute stock option or SAR with a lower exercise price or reference price than that of an existing option or SAR which is forfeited or cancelled in exchange for the substitute option or SAR, or (3) the repurchase by the Company of any option or SAR with an exercise price or reference price above fair market value at the time of such repurchase.

Federal Tax Treatment. Under current U.S. federal tax law, the following federal income tax consequences generally will apply to awards under the Incentive Plan.

Stock Options. A participant who is granted a stock option will not have taxable income at the time of grant, but will have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The Company will be entitled to a corresponding tax deduction in the amount and at the time that the participant is taxed.

Stock Appreciation Rights. The grant of a SAR will produce no federal tax consequences for the participant or the Company. The exercise of a SAR will result in taxable income to the participant, equal to the difference between the reference price of the shares and the market price of the shares on the date of exercise, and the Company will be entitled to a corresponding tax deduction in the amount and at the time that the participant is taxed.

Performance Awards. A participant who is granted a performance award will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at that time. A participant will realize ordinary income when the award is paid equal to the amount of cash paid or the value of shares delivered, and the Company will be entitled to a corresponding tax deduction in the amount and at the time that the participant is taxed except as provided under “Certain Limitations on Deductibility of Executive Compensation” below.

Restricted Stock. A participant who is granted an award of restricted shares of Common Stock will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at that time, unless the participant makes a Section 83(b) election within 30 days of the date of grant to be taxed at the time of the award. When the restrictions lapse, the participant will receive taxable income in an amount equal to the excess of the market value of the shares at that time over the amount, if any, paid for the shares and the Company will be entitled to a corresponding tax deduction except as provided under “Certain Limitations on Deductibility of Executive Compensation” below. If a restricted stock award subject to the Section 83(b) election is subsequently canceled, no deduction or tax refund will be allowed for the amount previously recognized as income. Unless a participant makes a Section 83(b) election, dividends paid to a participant on shares of an unvested restricted stock award will be taxable to the participant as ordinary income. If the participant made a Section 83(b) election, the dividends will be taxable to the participant as dividend income. Unless a participant has made a Section 83(b) election, the Company will also be entitled to a deduction, for federal income tax purposes, for dividends paid on unvested restricted stock awards.

Restricted Stock Units. A participant will generally not recognize taxable income on the grant of a restricted stock unit award until shares subject to the award are delivered. The amount of this income will be the fair market value of the shares of Common Stock on the date of delivery. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, the Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant.

Unrestricted Stock. The grant of an award of unrestricted Common Stock will have immediate tax consequences for both the participant and the Company. The participant will be treated as having received taxable compensation in an amount equal to the then fair market value of the Common Stock awarded less any amount paid for the shares, and the Company will receive a corresponding tax deduction except as provided under “Certain Limitations on Deductibility of Executive Compensation” below.

Withholding. The Company retains the right to deduct or withhold, or require the participant to remit to his or her employer, an amount sufficient to satisfy federal, state and local and foreign taxes, required by law or regulation to be withheld with respect to any taxable event as a result of the 2012 Incentive Plan.

Certain Limitations on Deductibility of Executive Compensation. As described above Section 162(m) of the Code limits the deduction to the Company for compensation paid to certain executive officers to $1 million per executive per taxable year unless such compensation is considered “qualified performance-based compensation” within the meaning of Section 162(m) or is otherwise exempt from Section 162(m). The 2012 Incentive Plan is designed so that stock options and SARs qualify for this exemption, and it permits the Committee to grant other awards designed to qualify for this exemption. The accelerated vesting of awards under the 2012 Incentive Plan upon a change of control of the Company could result in a participant being considered to receive “excess parachute payments” (as defined in Section 280G of the Code), which payments are subject to a 20% excise tax imposed on the participant. The Company would not be able to deduct the excess parachute payments made to a participant.

Termination and Amendment. The Board may at any time suspend, terminate or amend the 2012 Incentive Plan, but may not materially impair the rights of a participant with respect to previously granted awards without the participant’s consent. In addition, no amendment may be made without shareholder approval that increases the maximum number of shares for awards under the Plan or increases the amounts that may be awarded to any individual, or for which shareholder approval is required under the provisions of the Code, the securities laws or the listing criteria of the NYSE MKT. The Board may delegate its authority to amend the Plan to the Committee in respect of any matter not requiring shareholder approval.

Registration with the SEC. If this proposal is approved, the Company will promptly file a registration statement on Form S-8 with the SEC registering the shares and rights to be issued under the 2012 Incentive Plan.

New Stock Benefits. The benefits or amounts under the 2012 Incentive Plan that may be awarded during the fiscal year beginning May 30, 2012 is not determinable at this time, but the table below shows the benefits or amounts which were awarded to the following under the 2003 Plan (as fully described in the Compensation Discussion and Analysis section of this Proxy Statement below) that would have been awarded instead under the 2012 Incentive Plan had it been in effect:

Name and Position	Dollar Value	Number of Shares
Craig F. Maier, Chief Executive Officer(1)	$39,998	2,080
Mark R. Lanning, Chief Financial Officer(2)	$13,075	500
Rinzy J. Nocero, Chief Operating Officer(2)	$18,305	700
Michael E. Conner, VP – Human Resources(2)	$9,152	350
Michael R. Everett, VP – Information Systems(2)	$9,152	350
Executive Group(3)	$27,457	1,050
Non-Executive Director Group(4)	$279,986	14,560
Non-Executive Officer Employee Group(5)	$49,685	1,900

(1)	Pursuant to Mr. Maier’s Employment Agreement effective June 3, 2009 and amended effective April 6, 2011, he received a restricted stock grant on October 5, 2011.
(2)	The Named Executive Officers (excluding the CEO) were issued unrestricted Common Stock at the Fair Market Value (FMV) of $26.15 per share on June 13, 2012.
(3)	Three Executive Officers were issued 350 shares each of unrestricted Common Stock at the FMV of $26.15 per share on June 13, 2012.
(4)	Seven Non-Executive Directors were each granted 2,080 shares of restricted Common Stock on October 5, 2011.
(5)	Twenty Non-Executive Officer Employees were issued a total of 1,900 shares of unrestricted Common Stock at the FMV of $26.15 per share on June 13, 2012.

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy, and entitled to vote, at the Annual Meeting is required to approve the 2012 Stock Option and Incentive Plan.

The Board of Directors recommends a vote “FOR” approval of the 2012 Stock Option and Incentive Plan.

PROPOSAL 4 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act, we are seeking a non-binding advisory vote on the approval of the compensation of the Named Executive Officers, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Shareholders approved the executive compensation at the 2011 annual shareholders meeting and voted to hold an advisory vote on executive compensation annually. This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive pay program for the Named Executive Officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the compensation principles, policies and practices described in this Proxy Statement. We urge you to read the section of this Proxy Statement titled “Compensation Discussion and Analysis” which discusses how our compensation design and practices reflect our compensation philosophy. That philosophy, which is set by the Compensation Committee, includes aligning each executive’s compensation with the interests of shareholders and the Company’s short-term and long-term performance and providing the compensation and incentives needed to attract, motivate and retain key executives who are important to our long-term success. The Compensation Committee and the Board of Directors believe that our compensation philosophy, design and practices are effective and appropriate in implementing our strategic goals. Accordingly, we ask our shareholders to vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the disclosure rules of the Securities and Exchange Commission (Item 402 of Regulation S-K), including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon the Company or the Board of Directors. However, the Company, our Board of Directors and the Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the compensation of the Named Executive Officers as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote “FOR” advisory approval of the compensation of the Named Executive Officers as disclosed in this Proxy Statement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis below. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE:

Daniel W. Geeding, Chair
Jerome P. Montopoli
Robert J. Dourney

COMPENSATION DISCUSSION AND ANALYSIS

Our compensation programs are intended to enhance the interests of our shareholders by attracting high quality executive talent, encouraging our executives to remain with the Company, rewarding our executive officers for financial and individual performance, and aligning the interests of our executives with those of our shareholders. The Company strives to ensure that the overall compensation paid to the named executive officers is appropriate, competitive with the comparable labor markets, and in line with our overall compensation objective to attract, motivate and retain the executive talent required to achieve our corporate objectives and increase shareholder value.

Throughout this proxy statement, the individuals included in the “Summary Compensation Table” below, including the Company’s Chief Executive Officer and Chief Financial Officer, are referred to as the “Named Executive Officers.”

Compensation Objectives and Strategy

Our compensation programs have been designed with the following objectives in mind:

•

Attract and Retain High Quality Executive Talent. Our compensation programs are intended to attract and retain high quality executive talent in our industry. In order to attract and retain executive talent with proven skills and experience, we believe our compensation programs must be competitive and compare favorably with those offered by companies with which we compete for a limited pool of executive talent.

•

Pay for Performance. Our compensation programs are intended to motivate our Named Executive Officers to achieve a superior level of performance. The amount of compensation for each Named Executive Officer is intended to reflect the executive’s experience, his or her individual performance, and the performance of the Company. Portions of our compensation program are expressly tied to the performance of the Company and/or the Named Executive Officer, including our incentive compensation and variable compensation plans and our equity award program. We seek to balance incentives for both short-term and long-term performance.

•

Shareholder Alignment. We seek to align the interests of our Named Executive Officers with our stockholders by using cash and equity-based incentives that link executive compensation to the Company’s short-term and long-term performance.

Our executive compensation program is designed to reward performance, including total company, business unit and individual performance. We generally reward executives for short-term and long-term financial and operating performance as well as leadership excellence.

Determining Compensation

The Compensation Committee monitors the administration of the Company’s compensation and benefit programs, including stock option and other incentive plans, for the Company’s Directors, executives and other employees. The Committee focuses on the attraction and retention of key executives and makes the final determination of base salary, annual incentive compensation and stock-based compensation for the Chief Executive Officer and, taking into account the recommendations of the Chief Executive Officer, for each of the Company’s other Named Executive Officers. When making compensation decisions, the Committee considers the Company’s overall compensation philosophy, objectives and policies, performance results of the Company, relevant peer data, recommendations by management, and the advice and recommendations of Towers Watson & Co., RSC Advisory Group (“RSC”) and other outside compensation consulting firms. RSC is engaged and supervised by the Committee.

The Committee also considers the results of any votes of shareholders with respect to compensation matters. At our 2011 annual shareholders meeting, our shareholders approved the incentive compensation of the Chief Executive Officer and approved a non-binding advisory “say-on-pay” proposal with over 96% of the votes cast approving the compensation of the Named Executive Officers. The Committee reviewed the results of the shareholder votes and took the high percentage in favor as an indication that there is strong support among our shareholders for our executive compensation philosophy and our pay-for-performance approach.

Among other actions, the Committee takes the following steps to ensure that it effectively carries out its responsibilities:

•	Retains an external consultant with expertise in executive compensation, to provide the Committee with relevant market data and analysis and compensation recommendations.

•	Conducts an annual review of the Company’s Compensation Philosophy and Strategy policy to ensure it remains appropriate given the Company’s performance and strategic objectives.

•

Uses a tally sheet, prepared by the Company, containing all relevant compensation information to conduct an annual review of all compensation for each Named Executive Officer. Information reported on the tally sheet includes:

•	All cash compensation, including base salary and incentive compensation

•	Equity compensation, including stock awards

•	Annual contributions to retirement plans, as well as total balances

•	Perquisites including auto allowance, medical reimbursement plan, supplemental long-term disability, and reimbursement of relocation expenses

•	Any increases in pension benefits

•

Conducts an annual review and assessment of potential risks arising from our compensation programs (including the executive compensation programs) and policies and reports its assessment to the full Board of Directors.

•	Conducts an annual review of the Compensation Committee Charter to ensure that it effectively reflects the Committee’s responsibilities.

•	Conducts an annual self-evaluation of the effectiveness of the Committee and each Committee member and makes any changes that are appropriate based upon the self-evaluation.

During the fiscal year ended May 29, 2012, the Committee also reviewed and oversaw various compensation and benefits issues, including but not limited to the following:

•

Conducted an evaluation of and obtained proposals from three external executive compensation consultants and engaged RSC to replace Management Performance International, Inc. (MPI) as the Company’s independent executive compensation consultant for consistency (the principal Company contact at MPI had moved to RSC), pricing, and because RSC is a local firm.

•

Reviewed the tally sheet information and determined that the compensation was reasonable and appropriate for each of the Named Executive Officers for the last fiscal year. The Committee was satisfied that the payments were appropriate with the level of responsibility and performance and were aligned with the Company’s Compensation Philosophy and Strategy policy.

•

Reviewed and approved the merit increases, incentive compensation payments, and stock awards to the Named Executive Officers (including an unrestricted stock award to the Chief Executive Officer valued at $371,000) and other key employees of the Company.

•	Negotiated and approved a new employment agreement with the Chief Executive Officer to succeed his contract that expired on May 29, 2012.

•	Reviewed and approved restricted Stock awards for non-employee Directors.

•	Reviewed and approved the Chief Executive Officer evaluation form and conducted the annual Chief Executive Officer evaluation.

Management’s Role. Management, including the Chief Executive Officer, Chief Financial Officer, and Vice President of Human Resources, makes recommendations to the Committee for salary adjustments, incentive compensation, and equity-based awards for the executive officers based upon the performance of the officers and the Company during the prior fiscal year and any changes in the officers’ responsibilities during the year. Management may also recommend material changes to compensation or to the mix of components of compensation during a fiscal year in connection with new hires or promotions of Named Executive Officers. The members of the Committee, in addition to the recommendations of management, also consider their own experience with the Named Executive Officers, including interactions of such officers with the Board of Directors, business results and business unit results, and the reports and presentations by such officers provided to the Board on a regular and as-requested basis. No executive officer has any role in approving his or her own compensation.

Elements of Executive Compensation

To be consistent with our objectives to attract and retain quality talent, pay for performance and align the interests of our executives with our shareholders, our executive compensation program consists of the following elements of compensation:

•	Base Salary

•	Incentive Compensation and Variable Compensation Plans

•	Equity Awards

•	Retirement Benefits, Health and Welfare Benefits and Perquisites

Generally, the types of compensation and benefits provided to the Named Executive Officers are similar to those provided to other executive officers of the Company.

Use of Market Data and Peer Groups

When making compensation decisions, the Compensation Committee compares the compensation of our executives to the compensation of similarly positioned executives at other companies in the restaurant industry to gain an understanding of the market compensation practices for these positions. We generally target for base pay to be at the 50th percentile and the total cash compensation to be targeted between the 50th and the 75th percentiles. To assist the Committee in evaluating and determining competitive levels of compensation for the various elements of pay, Towers Watson & Co., one of our compensation consultants, provides the Compensation Committee with a biennial report comparing each element of each executive’s compensation to that of their counterparts in the restaurant industry using information from the annual compensation survey provided by the Chain Restaurant Total Rewards Association (CRTRA) in 2011, which includes compensation data for 96 restaurant organizations, with appropriate regression analysis and other adjustments based upon the size of the organization. General industry data is used when position-specific pay data is not available in the restaurant industry.

In addition, the Committee, with the assistance of management and its independent compensation consultant RSC, benchmarks the Company’s Board of Director’s compensation against a peer group of 13 restaurant companies, which the Committee believes are comparable in terms of asset size, revenue, total units, geographic coverage, workforce demographics and business characteristics, such as the family dining business sector. The restaurant peer group consisted of the following companies in 2012: AFC Enterprises, Inc. (Popeye’s), Ark Restaurants Corp., Benihana Inc., BJ’s Restaurants Inc., Buffalo Wild Wings Inc., Cosi Inc., Denny’s Corporation , Famous Dave’s of America, Inc., Granite City Food & Brewery Ltd., J. Alexander’s Corp., Luby’s Inc., Marcus Corp., and Sonic Corp.

Base Salary

Chief Executive Officer. During the fiscal year ended May 29, 2012, Craig F. Maier, President and Chief Executive Officer (CEO), was employed by the Company pursuant to a three-year employment agreement that began June 3, 2009 and expired on May 29, 2012 (the “Expired Contract”). Under that contract, the CEO’s base salary for the fiscal year ended May 29, 2012 was $315,185; his base salary was adjusted at the beginning of the second and third years of the employment agreement to reflect 100% of the latest annual change in the Consumer Price Index for All Urban Consumers (“CPI-U”) published by the U.S. Department of Labor, Bureau of Labor Statistics. The Company has signed a new three-year employment agreement with the CEO for the period May 30, 2012 to June 2, 2015 (the “New Contract”). Under the New Contract, the annual base salary for the CEO for the fiscal year beginning May 30, 2012 is $370,000, and the base salary will still be adjusted at the beginning of the second and third years of the contract to reflect 100% of the latest change in the CPI-U.

Executives. To determine the base salaries of the Company’s other executives, the Company established a series of salary ranges that correspond to levels of executive responsibility. The basis for the salary ranges is the comparative data provided by an independent compensation consultant. The Company updates the salary ranges annually, based on current market data. Individual salaries are set within the applicable salary range for the position and are evaluated annually. The CEO recommends merit increases, subject to the Compensation Committee’s approval, based on job performance as measured against one or more individual performance goals established annually for each executive and based upon the overall performance of the Company.

Incentive Compensation

Chief Executive Officer Bonus and Incentive Plans

Under the Expired Contract, the CEO was eligible for incentive compensation for each fiscal year that the Company’s pre-tax earnings equaled or exceeded 4% of the Company’s total revenue as reported in the Company’s annual report to shareholders. Pursuant to an April 6, 2011 amendment to the contract, the incentive compensation for the third and final contract year (the Company’s fiscal year ended May 29, 2012) was placed at risk and would not be paid unless approved by shareholders at the October 5, 2011 Annual Meeting of Shareholders. The shareholders approved the CEO’s incentive compensation structure at the 2011 meeting; however, no incentive compensation was earned by the CEO under that structure during the fiscal year ended May 29, 2012.

Under the New Contract, the Compensation Committee of the Board considers the CEO for the grant of a Performance Award each year as permitted under Section X of the Company’s 2003 Stock Option and Incentive

Plan (the “Plan”). The Plan was approved by shareholders in October 2003. The Compensation Committee granted a Performance Award to the CEO on May 30, 2012, pursuant to which the CEO is eligible to receive incentive compensation for the fiscal year ending May 28, 2013 if the Company’s pre-tax earnings equal or exceed 4% of the Company’s total revenue as reported in the Company’s annual report to shareholders.

Under both the Expired Contract and the New Contract, “pre-tax earnings” is defined as the amount reported in the annual report, but computed without reduction for: the CEO’s incentive compensation, the value of stock options and awards granted that are recognized as stock based compensation and deducted as an expense in calculating pre-tax earnings, and performance based bonuses paid under the Company’s Senior Executive Bonus Plan. The incentive compensation is equal to (a) 1.5% of the Company’s pre-tax earnings if in such year pre-tax earnings equal or exceed 4% (but are less than 5%) of the Company’s total revenue, and (b) an additional 1% of the Company’s pre-tax earnings if in such year the Company’s pre-tax earnings equal or exceed 5% of the Company’s total revenue. However, the incentive compensation is reduced, if necessary, to the extent that the payment of the incentive compensation would reduce pre-tax earnings in a fiscal year to below 4% of the Company’s total revenue. Incentive compensation is paid 90% in cash and 10% in shares of the Company’s Common Stock (rounded down to the nearest whole share). Any Common Stock issued must be held for one year after the date of issue. Any shares issued under the Expired Contract were unregistered shares, whereas any shares issued pursuant to the Performance Award granted under the New Contract will be registered under the Securities Act of 1933, as amended.

Also pursuant to the Expired Contract and the Performance Award granted for the first year of the New Contract, the Company makes a contribution to the trust established for the benefit of the CEO under the Frisch’s Restaurants, Inc. Nondeferred Cash Balance Plan (see Benefits section below) for any fiscal year in which the Company’s pre-tax earnings equal or exceed 4% of its total revenue, based upon the following schedule:

Pre-Tax Earnings as a Percentage of Total Revenue	Contribution to the Plan as a Percentage of Salary
At least 4%, but less than 5%	18%
At least 5%, but less than 6%	37%
At least 6%	55%

In addition, on the day of the annual shareholders meeting in each contract year, the Company will grant to the CEO restricted Common Stock in the same amount and subject to the same conditions as the restricted Common Stock granted to the non-employee Directors on that day.

Senior Executive Bonus Plan

The objectives of the Senior Executive Bonus Plan, which has been in place since 2003, are to motivate team and individual behavior that contributes to the short-term and long-term objectives of the Company. Under the Plan, the Chief Operating Officer, the Chief Financial Officer, and the other non-operations executives are eligible to earn annual incentive bonuses of up to 40% of their annual base salary. Each executive’s incentive bonus is determined by a formula that takes into account: (1) the extent to which individual performance goals established prior to the beginning of the fiscal year are met, and (2) the Company’s pre-tax consolidated earnings for the fiscal year, as a percentage of total revenue (adjusted to exclude certain revenue, if any, not related to the Company’s food service operations). No incentive bonuses are paid unless pre-tax consolidated earnings of the Company are at least 4% of total revenue, however the Plan does allow the Chief Executive Officer to amend, interpret, or revise the Plan.

In order to receive the maximum incentive bonus permissible under the Plan, an executive must fully meet his or her individual performance goals and pre-tax consolidated earnings of the Company must equal or exceed 7% of total revenue (see chart below).

Pre-Tax Earnings as a Percentage of Total Revenue	Corporate Performance Multiplier
4-4.9%	10%
5-5.9%	20%
6-6.9%	30%
7% or over	40%

Specific individual goals are determined jointly by the CEO and the executive based upon the overall Company goals for the fiscal year. Goals are reviewed by the executive and the CEO on a quarterly basis. Attainment of goals is measured based upon those results over which the executive either has direct control or has the ability to manage circumstances which would have resulted in the accomplishment of the goal.

Of the total incentive bonuses earned by each executive, 10% is paid in shares of the Company’s Common Stock (rounded down to the nearest whole share) and the remainder is paid in cash. For the fiscal year ended May 29, 2012, 413 shares of Common Stock were issued to employees pursuant to the Plan. All Common Stock issued must be held for one year from the date of issue. If all eligible employees under the Senior Executive Bonus Plan had earned their maximum incentive bonus during the fiscal year ended May 29, 2012, a total of 1,670 shares of Common Stock would have been issued.

Equity Awards

Executives – 2003 Stock Option and Incentive Plan

This plan was recommended by the Compensation Committee, adopted by the Board of Directors and approved by the shareholders in October 2003. Pursuant to the plan, options for shares of the Common Stock of the Company may be granted to officers and key management personnel as determined by the Compensation Committee for achievement of meeting certain pre-tax earnings goals or expectations.

Under the plan, options with terms not in excess of ten years from the date of grant may continue to be granted until terminated by the Board of Directors, or until the tenth anniversary of the effective date of the plan, whichever is earlier. All options granted vest in three equal annual installments. At the discretion of the Compensation Committee, the options may vest immediately upon retirement from the Company. Options under this plan, subject to the approval of the Committee, are generally granted for each fiscal year, if merited, at the first Compensation Committee meeting held after the fiscal year ends. At the discretion of the Compensation Committee, stock awards may be granted to newly hired executives as incentive compensation.

On June 15, 2011, the Compensation Committee granted restricted stock awards to the Named Executive Officers (excluding the CEO) in lieu of the previous practice of granting annual stock options. The restricted shares vested on the first anniversary of the date of the award, with full voting and dividend rights prior to vesting. Vested shares must be held until employment ends, except that enough shares may be sold to satisfy any tax obligations attributable to the award.

Additionally, on June 15, 2011, the Compensation Committee granted an unrestricted stock award of 17,364 shares to the CEO valued at $371,000. In connection with the award, the CEO surrendered 7,998 shares to the Company’s treasury to cover the withholding tax obligation on the compensation.

On June 13, 2012, the Compensation Committee granted unrestricted stock awards to the Named Executive Officers (excluding the CEO). Shares must be held until employment ends, except that enough shares may be sold to satisfy any tax obligations attributable to the award.

Benefits

The benefit programs, including health and welfare benefits and retirement benefits, are designed to attract and retain the best employees. The Company reviews its benefits annually to ensure that they are competitive with those offered by other restaurant chains. The source of the comparison data is a comprehensive annual benefit survey provided by the Chain Restaurant Total Rewards Association (CRTRA), with 68 restaurant organizations reporting benefits data in 2011. Data reported in the CRTRA report is used to benchmark benefits against other restaurant chains.

Employee Stock Option Plan

All employees who meet the waiting period, including eligible Named Executive Officers, have the opportunity to purchase the Company’s Common Stock at a discount through payroll deductions through the Employee Stock Option Plan, which is a qualified, non-discriminatory Section 423 discount stock purchase plan.

Defined Benefit Pension Plan (Qualified Plan), Supplemental Executive Retirement Plan (Non-Qualified Plan) and Nondeferred Cash Balance Plan (Non-Qualified Plan)

The Company maintains a qualified pension plan which provides benefits at retirement of employees covered by the plan. The highly compensated employees (HCEs), as defined by U.S. Treasury Regulations, were covered by the qualified pension plan and accrued benefits through December 31, 1999. Commencing January 1, 2000, any employee designated as an HCE for a given year under the IRS definition receives a comparable pension benefit for that year through the Nondeferred Cash Balance Plan (NCBP) instead of accruing additional benefits under the qualified pension plan. The comparable NCBP benefit amount is determined annually and converted to a lump sum. Taxes are withheld from the lump sum, and the net amount is deposited into the HCE’s individual trust and reported as W-2 compensation. All employees hired prior to July 1, 2009 and not designated as an HCE earn a benefit in the qualified plan. Both the qualified pension plan and the NCBP plan were closed to all employees hired after June 30, 2009. All participating employees hired July 1, 2009 or after are eligible for an enhanced match to their contributions to the qualified Frisch’s Employee 401(k) Savings Plan or, if an HCE, to the Frisch’s Executive Savings Plan.

Under the Internal Revenue Code, there is an annual limitation on the amount of compensation of each employee that may be taken into account under the qualified pension plan, which through 1999 was set at $160,000. The annual limitation for some of the years prior to 1994 was substantially higher. For 1999 and earlier, HCEs had benefits accrue under an unfunded, non-qualified Supplemental Executive Retirement Plan (SERP) which provides a supplemental retirement benefit to qualified HCEs equal to the reduction in their benefits under the qualified pension plan that results when compensation exceeds the Internal Revenue Code limitation, or when elective salary deferrals are made to the non-qualified Frisch’s Executive Savings Plan (see below).

Under the qualified pension plan, an individual’s monthly benefit equals 51% of his or her average monthly compensation minus 50% of monthly Social Security benefits. The benefit of an individual who has less than 28 years of service with the Company is reduced by 1/28 for each year less than 28. The benefit can be taken as early as age 55, but the benefit amount will be reduced if taken before age 65. Average monthly compensation is based upon the participant’s five highest consecutive compensation periods. Compensation that is taken into consideration for periods after 1991 includes all compensation reported on the participant’s W-2 and all elective contributions to a Section 125 or 401(k) plan, except that after July 15, 2002, the following items are specifically excluded: reimbursements, automobile expense allowance, use of a Company-owned automobile or any other Company-owned property, moving expense allowance and all other allowances, contributions to or benefits under the Company’s Nondeferred Cash Balance Plan, amounts realized from the grant and/or exercise of stock options, other fringe benefits (cash and non-cash), and deferred compensation.

Amounts set aside under the qualified pension plan are computed on an actuarial basis using an aggregate funding method. Cash contributions totaling $1,875,000 were made by the Company to the qualified pension plan referenced above for the fiscal year ended May 29, 2012 (additional cash contributions of $225,000 were made by the Company to the other qualified pension plan of the Company in which the Named Executive Officers do not participate).

Defined Contribution Plan (Non-Qualified Plan) – Frisch’s Executive Savings Plan (FESP)

The Frisch’s Executive Savings Plan (FESP) provides a means for certain management employees who are disqualified from participating in the Frisch’s Employee 401(k) Savings Plan, to participate in a similarly designed non-qualified plan. Under the FESP, an eligible employee may defer up to 25% of his or her salary, which may be invested in mutual funds or Common Stock of the Company. On the first 10% of salary deferred, the Company makes a 15% matching contribution of investments in Common Stock and a 10% matching contribution of investments in mutual funds. All eligible FESP participants hired July 1, 2009 or after receive an enhanced match of

100% of the first 3% of their contributions to either mutual funds or Common Stock. Upon an employee’s retirement, the Company has the option to issue to the employee the shares of Common Stock allocated to that employee or to pay to the employee the fair market value of the Common Stock allocated to him or her in cash. A reserve of 58,492 shares of Common Stock (as adjusted for subsequent changes in capitalization from the original authorization of 50,000 shares) was established for issuance under the FESP when it was established in November 1993. Since its inception, participants have cumulatively redeemed 19,725 shares through May 29, 2012. The current reserve balance of 38,767 shares contains 13,382 shares (including 2,059 shares allocated during the fiscal year ended May 29, 2012) that have been allocated but not issued to active plan participants. A summary of the FESP Plan benefits accrued for the Named Executive Officers during the last fiscal year is as follows:

Fiscal 2012 Nonqualified Deferred Compensation – Frisch’s Executive Savings Plan (FESP)

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Fiscal Year End ($)
Craig F. Maier Chief Executive Officer	0	0	0	0	0
Mark R. Lanning (1) Chief Financial Officer	5,815	5,815	134	0	12,136
Donald H. Walker (1) Chief Financial Officer	13,943	558	0	518,175	0
Rinzy J. Nocero Chief Operating Officer	47,008	4,016	6,064	0	294,110
Michael E. Conner VP – Human Resources	27,732	1,849	9,896	0	311,968
Michael R. Everett VP – Information Systems	42,065	1,877	4,002	0	220,611

(1)	Mark R. Lanning was hired in May 2011, and replaced Donald H. Walker as Chief Financial Officer effective August 2, 2011. Mr. Walker retired effective August 23, 2011.

Health and Welfare Benefits

The Company offers medical, dental, life and disability insurance to its employees. The benefits are designed to attract, retain, and provide security to employees for their health and welfare needs. All full-time employees are eligible for medical and disability coverage after meeting applicable waiting periods. Executive officers are eligible for the same major medical plans that are offered to full-time employees. In addition, executive officers are provided a medical reimbursement plan that reimburses out-of-pocket medical, dental, and vision expenses. This taxable benefit is grossed up and reported as income on the employee’s W-2 form. A maximum of 10% of the employee’s annual base and incentive compensation, including tax gross up, will be reimbursed each year.

The Company provides a long-term disability plan (LTD) to eligible employees. The plan provides replacement income of 60% of base and incentive pay, up to $5,000 per month. The Company provides a supplemental long-term disability plan to employees whose income exceeds that covered by the standard long-term disability plan. In addition, the CEO’s employment contract provides that in the event he becomes disabled as defined by the Company’s standard long-term disability plan, he will receive disability pay equal to 60% of his average compensation. “Average compensation” is defined as the total compensation, including amounts earned under any Performance Award granted to the CEO under the Plan, (as well as “Incentive Compensation” provided under the terms of the CEO’s previous employment agreement) earned by the CEO in the three fiscal years preceding the year in which he becomes disabled, divided by three.

Vacation Benefits

The Company offers vacation benefits to employees after meeting applicable waiting periods. These benefits are offered to all employees with variances based on an employee’s classification and years of service.

Summary Compensation Table

The following table summarizes the compensation awarded, paid to, or earned by the Company’s Named Executive Officers during the Company’s last three fiscal years.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(6) ($)	Total ($)
Craig F. Maier Chief Executive Officer	2012	315,185	410,998	0	0	49,290	132,843	908,316
	2011	306,900	20,967	12,810	188,699	31,923	169,217	730,516
	2010	300,000	39,518	21,960	355,665	98,097	225,702	1,040,942
Mark R. Lanning Chief Financial Officer	2012	210,000	15,235	0	18,921	0	10,560	254,716
	2011	5,654	0	0	0	0	0	5,654
Donald H. Walker Chief Financial Officer	2012	45,946	13,156	0	0	52,096	86,717	197,915
	2011	196,041	968	27,450	8,856	5,007	81,492	319,814
	2010	189,424	2,856	40,700	25,758	48,119	54,674	361,531
Rinzy J. Nocero Chief Operating Officer	2012	293,610	21,335	0	26,489	4,282	88,142	433,858
	2011	287,232	1,958	38,430	17,819	1,355	60,446	407,240
	2010	272,640	4,377	56,980	39,553	4,948	48,888	427,386
Michael E. Conner Vice President – Human Resources	2012	170,373	10,867	0	14,916	5,040	48,203	249,399
	2011	165,291	1,431	19,215	13,075	1,786	47,333	248,131
	2010	158,290	3,185	28,490	28,696	6,124	32,752	257,537
Michael R. Everett Vice President – Information Systems	2012	171,097	10,921	0	15,447	4,239	43,859	245,563
	2011	165,994	1,663	19,215	14,986	1,284	39,781	242,923
	2010	158,964	3,185	28,490	28,832	4,804	42,885	267,160

(1)	The amounts reported are the portion of the incentive compensation paid in Common Stock under the CEO employment contract and the Senior Executive Bonus Plan, along with the Named Executive Officers restricted stock awards granted on 6/15/11. For the CEO, the amount includes the restricted stock award granted on 10/5/11 and the unrestricted stock award of $371,000 granted on 6/15/11.
(2)	The amounts reported reflect the aggregate grant date fair value of the stock option awards granted during fiscal years 2010 and 2011 computed in accordance with FASB ASC Topic 718.
(3)	The amounts in this column represent the cash portion of the incentive compensation paid under the CEO employment contract and the Senior Executive Bonus Plan. The portion of the incentive compensation paid in Common Stock is reported in the “Stock Awards” column. The Senior Executive Bonus Plan allows the CEO to amend, interpret or revise the Plan. The Compensation Committee approved the recommendation of the CEO to allow incentive bonus payments to be made to the senior executives for their performance during the fiscal year ended May 29, 2012 even though pre-tax consolidated earnings for the year were less than 4% of total revenue, because the 4% threshold would have been met were it not for certain pre-tax charges associated with the sale of the Golden Corral restaurants and other restaurant closures, all of which resulted from actions taken by the CEO and the Board of Directors.
(4)	Change in pension value includes the Qualified Pension Plan and the Supplemental Executive Retirement Plan.
(5)	All Other Compensation is as follows:

Name	Year	Auto Allowance ($)	Supplemental Long- Term Disability ($)	Moving Expenses ($)	Medical Reimbursement Plan ($)	Contributions to Nondeferred Cash Balance Plan ($)	Total ($)
Craig F. Maier	2012	7,839	13,345		31,215	80,444	132,843
	2011	7,839	13,345		22,190	125,843	169,217
	2010	7,839	13,345		29,801	174,717	225,702
Mark R. Lanning	2012	0	2,179		8,381	0	10,560
Donald H Walker	2012	0	1,006		2,869	82,842	86,717
	2011	0	4,331		8,386	68,775	81,492
	2010	0	4,221		9,639	40,814	54,674
Rinzy J. Nocero	2012	7,839	5,187		18,361	56,755	88,142
	2011	7,839	5,187		8,931	38,489	60,446
	2010	7,839	5,187		15,420	20,442	48,888
Michael E. Conner	2012	0	2,453		14,211	31,539	48,203
	2011	0	2,371		17,698	27,264	47,333
	2010	0	2,187		11,601	18,964	32,752
Michael R. Everett	2012	0	2,302		16,691	24,866	43,859
	2011	0	2,229		11,358	26,194	39,781
	2010	0	2,065		18,792	22,028	42,885

Grants of Plan-Based Awards

The following table shows the equity-based incentive compensation of restricted stock awards granted by the Compensation Committee to the Named Executive Officers during the fiscal year ended May 29, 2012. The grant to the CEO was made pursuant to the terms of his employment agreement. The shares of restricted Common Stock vest on the first anniversary date of the award and have full voting and dividend rights prior to vesting. Vested shares must be held until employment ends, except that enough shares may be sold to satisfy any tax obligations attributable to the award.

Fiscal 2012 Grants of Plan-Based Awards

Name	Grant Date	All Other Awards: Number of Shares of Stock	Grant Date Fair Value(1) of Stock Awards
Craig F. Maier	10/5/2011	2,080	$39,998
Mark R. Lanning	6/15/2011	625	13,156
Donald H. Walker	6/15/2011	625	13,156
Rinzy J. Nocero	6/15/2011	875	18,419
Michael E. Conner	6/15/2011	438	9,220
Michael R. Everett	6/15/2011	438	9,220

(1)	Computed in accordance with FASB ASC Topic 718.

On June 13, 2012, the Compensation Committee granted the Named Executive Officers (excluding the CEO) the following number of shares of unrestricted Common Stock, which vested immediately. The unrestricted Common Stock was issued at the Fair Market Value on the date of the award, which was $26.15 per share. The shares must be held until employment ends, except that enough shares may be sold to satisfy any tax obligations attributable to the award.

Mark R. Lanning	500 shares
Rinzy J. Nocero	700 shares
Michael E. Conner	350 shares
Michael R. Everett	350 shares

Outstanding Equity Awards at Fiscal Year End

The following table outlines outstanding long-term equity-based incentive compensation awards for the Named Executive Officers as of the fiscal year ended May 29, 2012. Each outstanding award is shown separately. Option awards include non-qualified stock options.

Outstanding Equity Awards at Fiscal Year Ended May 29, 2012

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Craig F. Maier	40,000	(3)	—		—	19.780	7/11/2012
	40,000		—		—	18.950	7/10/2013
	30,000		—		—	29.175	7/7/2014
	20,000		—		—	25.250	7/22/2015
	3,000		—		—	25.410	10/6/2019
	3,000		—		—	19.940	10/6/2020
Mark R. Lanning	0		—		—	n/a	n/a
Donald H. Walker(5)	5,000	(3)	—		—	19.040	6/11/2012
	5,000		—		—	18.790	6/10/2013
	5,000		—		—	30.130	08/23/13
	5,000		—		—	24.300	08/23/13
	2,500		—		—	25.150	08/23/13
	2,500		—		—	31.400	08/23/13
	2,500		—		—	23.600	08/23/13
	3,333		—	(4)	—	26.990	08/23/13
	1,666		—	(4)	—	20.550	08/23/13
Rinzy J. Nocero	3,500		—		—	31.400	6/5/2017
	3,500				—	23.600	6/24/2018
	4,667		2,333	(1)	—	26.990	6/23/2019
	2,333		4,667	(2)	—	20.550	6/22/2020
Michael E. Conner	3,500	(3)	—		—	19.040	6/11/2012
	3,500		—		—	30.130	6/8/2014
	3,500		—		—	24.300	6/7/2015
	1,750		—		—	25.150	6/6/2016
	1,750		—		—	31.400	6/5/2017
	1,750		—		—	23.600	6/24/2018
	2,333		1,167	(1)	—	26.990	6/23/2019
	1,166		2,334	(2)	—	20.550	6/22/2020
Michael R. Everett	1,750		—		—	23.460	6/23/2016
	1,750		—		—	31.400	6/5/2017
	1,750		—		—	23.600	6/24/2018
	2,333		1,167	(1)	—	26.990	6/23/2019
	1,166		2,334	(2)	—	20.550	6/22/2020

(1)	Shares vested on June 23, 2012.
(2)	One half of the unexercisable shares vest on each of June 22, 2012 and 2013.
(3)	The deadline for the options that expired in June and July 2012 was extended due to an August 2011 blanket restriction on trading. The deadline was extended up to 30 days from the date the trading window re-opens.
(4)	Donald H. Walker retired on August 23, 2011 and all unvested options expired at that time.
(5)	The Compensation Committee extended the exercise period on Mr. Walker’s vested options for two years following his retirement date.

Option Exercises and Stock Vested

No named Executive Officers exercised stock options during the fiscal year ended May 29, 2012.

Pension Benefits

The following table shows the present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each such Named Executive Officer, under the qualified pension plan and the Supplemental Executive Retirement Plan (SERP).

Pension Benefits as of Fiscal Year End May 29, 2012

Name	Plan Name	Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Craig F. Maier	Qualified Pension Plan (Defined Benefits)	20.83	463,427	0
	Supplemental Executive Retirement Plan (SERP)	20.83	193,280	0
Donald H. Walker[1]	Qualified Pension Plan (Defined Benefits)	22.33	369,439	20,040
	Supplemental Executive Retirement Plan (SERP)	22.33	—	18,825
Rinzy J. Nocero	Qualified Pension Plan (Defined Benefits)	1.00	30,487	0
Michael E. Conner	Qualified Pension Plan (Defined Benefits)	1.00	39,563	0
Michael R. Everett	Qualified Pension Plan (Defined Benefits)	1.00	29,057	0

(1)	Mr. Walker’s benefits commenced on September 1, 2011, after his retirement. Mr. Walker’s replacement, Mark Lanning, is not eligible to participate in the Qualified Pension Plan or the Supplemental Executive Retirement Plan.

Potential Payments upon Termination or Change in Control

The Company maintains a change in control agreement with Craig F. Maier, the Chief Executive Officer, dated November 21, 1989, as amended on March 17, 2006 and October 7, 2008. The agreement provides that if there is a change in control of the Company that has not been approved by the Board of Directors, the Company shall either (a) continue the Chief Executive Officer’s employment for up to three years with compensation and perquisites equal to that which he would have received had there not been such a change, (b) employ him on such other terms as he and the Company agree, or (c) terminate his employment and make lump sum payments to him equal to the present value, based on a certain discount rate, of such compensation and continue such perquisites until the end of the period for which his employment would have continued. The maximum aggregate lump sum payment that would be payable to the Chief Executive Officer under the agreement if he were terminated on the date of filing of this Proxy Statement would be approximately $2,373,332 using a discount rate of 0.10% in accordance with provisions of the agreement.

The Company does not have a change in control agreement with any of the other Named Executive Officers.

Fiscal 2012 Non-Employee Director Compensation

The compensation for our non-employee Directors is intended to attract and retain the services of people who will be a valuable asset to the Board based upon their qualifications, experience, skills, expertise and other attributes and to fairly compensate them for the time and effort required of a Director of a public company. Part of the compensation is given in the form of stock awards to further align the interests of the Directors with shareholders of the Company and to motivate Directors to focus on the long-term financial interests of the Company. Directors who are Company employees are not paid any additional compensation for their services as a Board member or a member of any committee of the Board.

During the fiscal year ended May 29, 2012, the Company paid non-employee Directors an annual retainer fee of $20,000 plus $1,600 for each Board meeting or Committee meeting attended in person ($800 if attended by telephone). In addition, each non-employee Director was paid $2,500 for each Committee they chaired. The Chairman of the Board received $8,500 for serving as the Chairman. Beginning in October 2010, the Compensation Committee determined that restricted stock awards should be granted to non-employee members of the Board instead of annual stock options. Based upon benchmarking done by the Company to determine an appropriate and competitive award for non-employee Directors, on October 5, 2011, each non-employee Director was granted a restricted stock award equivalent to $40,000 in shares of the Company’s Common Stock (2,080 shares of restricted Common Stock each) based upon the closing price of the stock that day. The restricted shares vest on the first anniversary of the date of the award, have full voting and dividend rights prior to vesting, and vested shares must be held until Board service ends, except that enough shares may be sold to satisfy any tax obligations attributable to the award. Each Director was also reimbursed for reasonable out-of-pocket expenses incurred for travel and attendance for Board or Committee meetings. The following table summarizes the compensation earned by or awarded to each non-employee Director who served on the Board of Directors during the fiscal year ending May 29, 2012.

Fiscal 2012 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Total ($)
Dale P. Brown	42,500	39,998		82,498
Robert J. Dourney	38,817	39,998		78,815
Daniel W. Geeding	52,600	39,998		92,598
Lorrence T. Kellar	44,100	39,998		84,098
Jerome P. Montopoli	44,100	39,998		84,098
William J. Reik, Jr.	40,000	39,998		79,998
Donald H. Walker (3)	25,830	39,998		65,828

(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the 2,080 shares of restricted Common Stock granted to each non-employee Director on October 5, 2011.
(2)	The following 116,500 stock options, all of which are fully vested, were outstanding as of May 29, 2012, the last day of the most recently completed fiscal year:

Director	Options (#)
Dale P. Brown	12,000
Robert J. Dourney	12,000
Daniel W. Geeding	16,000
Lorrence T. Kellar	15,000
Jerome P. Montopoli	13,000
William J. Reik, Jr.	16,000
Donald H. Walker	32,500 (also included in Named Executive Officer table)

(3)	Mr. Walker’s non-employee director compensation commenced following his retirement as an employee on August 23, 2011.

The Company does not provide non-employee Directors with retirement benefits, benefits under health and welfare plans, or compensation in any form not described above, nor does it have any agreement with any Director to make charitable donations in the Director’s name.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock as of August 6, 2012 (unless a different date is specified in the footnotes to the table). Unless otherwise indicated, beneficial ownership numbers represent Common Stock over which the beneficial owner has sole voting and sole dispositive power.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Craig F. Maier 2800 Gilbert Avenue Cincinnati, OH 45206	1,143,027(1)	22.5%

Reik & Co., LLC 15 West 53rd Street, Suite 12B New York, NY 10019	620,039(2)	11.7%

Royce & Associates, LLC 1414 Avenue of Americas New York, New York 10019	689,920(3)	13.0%

Jack C. Maier QTIP Trust Craig F. Maier, Trustee 2800 Gilbert Avenue Cincinnati, Ohio 45206	381,884(4) (included in shares owned by Craig F. Maier above)	7.5% (included in percentage owned by Craig F. Maier above)

Franklin Resources, Inc. Charles B. Johnson Rupert H. Johnson One Franklin Parkway San Mateo, CA 94403 and Franklin Advisory Services, LLC One Parker Plaza, Ninth Floor Fort Lee, NJ 07024	300,000(5)	5.6%

(1)	Includes 136,000 shares Mr. Maier has the right to acquire pursuant to the exercise of employee stock options within 60 days; 31,054 shares owned as Trustee of the Annette Frisch Remainder Trust under the Annette Frisch Amended and Restated Trust Agreement; 49,405 shares owned as Executor of the Estate of Blanche F. Maier; 9 shares owned as the General Partner of JBM Limited Partnership, an Ohio limited partnership; 38,577 shares owned by Frisch New Richmond Big Boy, Inc. of which Mr. Maier is President and sole shareholder; 2,307 shares owned as Trustee of three trusts for the benefit of his minor children; 10,000 shares as Trustee under the Jack C. Maier Trust fbo Craig Maier Family; 381,884 shares owned as Trustee under the Jack C. Maier QTIP Trust; 71,858 shares owned as Trustee under the Jack C. Maier Credit Shelter Trust; 70,064 shares owned as Trustee under the Jack C. Maier Exempt QTIP Trust; and 928 shares owned as Trustee under the Jack C. Maier Disclaimer Trust.
(2)	Information given is as of March 31, 2012, as reported in a Form 13-F filed with the SEC. William J. Reik, Jr., a Director of the Company, is the Managing Member of Reik & Co., LLC. The number of shares reported includes all shares personally owned by Mr. Reik, which are reported in the section below entitled “Security Ownership of Management.”
(3)	The information given is as of March 31, 2012, as reported in a Schedule 13G/A filed with the SEC.
(4)	The information given is as of March 15, 2010, as reported on a Schedule 13D/A filed with the SEC. These shares of Common Stock are also reported in the total number of shares owned by Craig F. Maier in the chart because Mr. Maier, as Trustee, has sole voting and dispositive power over the Common Stock owned by the Jack C. Maier QTIP Trust.
(5)	Information given is as of March 31, 2012, as reported in a Schedule 13G filed with the SEC.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information with respect to the number of shares of Common Stock beneficially owned as of August 6, 2012 by (i) each Director and nominee for election as a Director of the Company, (ii) each Named Executive Officer of the Company named in the Summary Compensation Table herein, and (iii) all Directors and executive officers of the Company as a group. Unless otherwise indicated, beneficial ownership numbers represent Common Stock over which the beneficial owner has sole voting and sole dispositive power.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Directors:

Daniel W. Geeding	26,946	(1)	*

Jerome P. Montopoli	19,086	(2)	*

Craig F. Maier (also a Named Executive Officer)	1,143,027	(3)	22.5%

Dale P. Brown	22,108	(4)	*

Lorrence T. Kellar	23,124	(5)	*

William J. Reik, Jr.	233,735	(6)	4.7%

Karen F. Maier	237,373	(7)	4.8%

Robert J. (RJ) Dourney	16,586	(8)	*

Donald H. Walker	38,871	(9)	*

Other Named Executive Officers

Mark R. Lanning	1,202

Rinzy J. Nocero	22,177	(10)	*

Michael E. Conner	23,842	(11)	*

Michael R. Everett	15,314	(12)	*

All Directors and executive officers as a group (total of 18 including executive officers that are not Named Executive Officers)	1,860,094	(13)	35.0%

*	Percentage information is omitted for individuals who owned less than 1% of the outstanding Common Stock and shares of Common Stock deemed outstanding due to exercisable options.
(1)	Includes 16,000 shares he has the right to acquire pursuant to the exercise of stock options.
(2)	Includes 13,000 shares he has the right to acquire pursuant to the exercise of stock options.
(3)	See footnote (1) to the chart in the preceding section “Security Ownership of Certain Beneficial Owners.”
(4)	Includes 12,000 shares she has the right to acquire pursuant to the exercise of stock options.
(5)	Includes 15,000 shares he has the right to acquire pursuant to the exercise of stock options.
(6)	Includes 16,000 shares he has the right to acquire pursuant to the exercise of stock options. Mr. Reik is the Managing Member of Reik & Co., LLC, whose stock ownership of the Company is disclosed in the preceding chart entitled “Security Ownership of Certain Beneficial Owners.”
(7)	Includes 26,250 shares she has the right to acquire pursuant to the exercise of options.
(8)	Includes 12,000 shares he has the right to acquire pursuant to the exercise of options.
(9)	Includes 32,500 shares he has the right to acquire pursuant to the exercise of stock options.
(10)	Includes 21,000 shares he has the right to acquire pursuant to the exercise of stock options.

(11)	Includes 22,750 shares he has the right to acquire pursuant to the exercise of stock options.
(12)	Includes 12,250 shares he has the right to acquire pursuant to the exercise of stock options.
(13)	Includes 366,916 shares the group has the right to acquire pursuant to the exercise of stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors, executive officers, and persons owning more than 10% of the outstanding shares of the Company’s Common Stock to file reports of their ownership and changes in ownership of the Company’s Common Stock with the SEC and the NYSE MKT and to furnish copies of such reports to the Company. Such reports are filed on Forms 3, 4 and 5 under the Exchange Act. The Company is required to set forth in this Proxy Statement the number of late reports, transactions not reported and any known failure to file a report. Based solely on our review of the reports furnished to us and certain written representations of each reporting person, to the Company’s knowledge, the filing requirements were satisfied by the persons subject thereto during the most recent fiscal year.

2013 SHAREHOLDER PROPOSALS

Any shareholder who wishes a proposal to be considered for inclusion in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders, which is currently scheduled for October 2, 2013, must submit the proposal to the Company on or before April 26, 2013. Proposals should be addressed to Donald A. Bodner, Secretary, Frisch’s Restaurants, Inc., 2800 Gilbert Avenue, Cincinnati, Ohio 45206. Any such proposal must satisfy the conditions for shareholder proposals established by the SEC in Rule 14a-8 promulgated pursuant to the Exchange Act.

Any shareholder who intends to directly present a proposal at the 2013 Annual Shareholders Meeting (outside of the Rule 14a-8 process) must notify the Company of the proposal on or before July 11, 2013. If the Company is not notified by such date, the Company will have the right to exercise discretionary voting authority for the proxies it obtains with respect to such proposal, if presented at the meeting, without including information regarding such proposal in its proxy materials. Notices of any intention to present a proposal at the 2013 Annual Shareholders Meeting should be addressed to Donald A. Bodner, Secretary, Frisch’s Restaurants, Inc., 2800 Gilbert Avenue, Cincinnati, Ohio 45206.

Shareholders may propose director candidates for consideration by the Nominating and Corporate Governance Committee of the Board of Directors. Any such recommendations should be directed to Chair, Nominating and Corporate Governance Committee, Frisch’s Restaurants, Inc., 2800 Gilbert Avenue, Cincinnati, Ohio 45206, and must be received no later than April 26, 2013 for the 2013 Annual Meeting of Shareholders.

COST OF SOLICITATION

The cost of preparing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting and proxy and any additional materials relating to the Meeting and the cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodial nominees and fiduciaries to supply proxy materials to the beneficial owners of the Common Stock of whom they have knowledge, and will reimburse them for their expenses in so doing. Certain officers and employees of the Company may solicit proxies in person or by telephone, facsimile transmission or mail, for which they will not receive any special compensation.

PROXY MATERIALS AND ANNUAL REPORT

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to Be Held on October 3, 2012: This Notice of Annual Meeting and Proxy Statement and the Company’s most recent Annual Report to Shareholders are available on the Company’s website at www.frischs.com.

The Company will supply without cost, upon written request, a copy of the Company’s most recent Annual Report on Form 10-K, including financial statements and schedules. Such request should be directed to Mark R. Lanning, Vice President-Finance, Frisch’s Restaurants, Inc., 2800 Gilbert Avenue, Cincinnati, Ohio 45206.

OTHER MATTERS

The Company’s Board of Directors knows of no other matters to be presented at the Meeting other than those set forth above. However, if any other matters come before the Meeting, the holders of the proxy will vote the shares represented by the proxy on such matters in accordance with their discretion, in accordance with any recommendations of the Board, and discretionary authority to do so is included in the proxy.

BY ORDER OF THE BOARD OF DIRECTORS

DONALD A. BODNER

Secretary

Dated: August 26, 2012

EXHIBIT A

Summary of the Material Changes to the Frisch’s Restaurants, Inc.

Stock Option and Incentive Plan

The following are the material, substantive changes to the 2003 Stock Option and Incentive Plan (as amended by the First Amendment thereto) (collectively, “2003 Plan”), as reflected in the proposed 2012 Stock Option and Incentive Plan (the “2012 Plan”).

Shares Issuable; Maximum Awards.

Total Shares Limitation. Under the 2003 Plan, up to 800,000 shares are issuable, of which approximately 507,639 shares are still available for issuance. These shares will not be issuable under new awards after the shareholders approve the 2012 Plan. The 2012 Plan decreases the number of shares issuable to 500,000 shares.

Individual Participant Annual Limitations. The 2003 Plan limits the amount that can be granted to an individual during a fiscal year to 80,000 Shares. The 2012 Plan reduces this annual limit to 50,000. The 2012 Plan also retains a maximum annual dollar limit (determined as of the date of grant) of $1,000,000 for awards denominated in dollars. An individual annual share and dollar limit is necessary for performance-based awards to be entitled to the exemption from the $1 million compensation limit under IRC section 162(m) as a result of being qualified performance-based compensation.

Plan Duration. The 2003 Plan terminated after 10 years. The 2012 Plan will remain in effect until all Shares subject to the Plan have been purchased or issued according to the Plan’s provisions, unless terminated earlier by the Board.

Right to Delegate Authority to Executive Officer. Under the 2003 Plan, the Committee does not have the ability to delegate any of its authority to issue awards to non-executive employees. The 2012 Plan now allows the Committee to delegate the authority to issue awards to non-officer employees to one or more of the Company’s officers, subject to such conditions as the Committee may prescribe. Any awards so granted must be reported to the Committee by its delegate.

Right to Recoup. In anticipation of regulations implementing the clawback provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the 2012 Plan contains a broad clawback provision that authorizes the Committee to adopt and enforce any policy adopted by the Company authorizing recoupment of award payouts. It is anticipated that the Board, upon recommendation of the Committee, will adopt a clawback policy that is to apply, at a minimum, to all plans that provide for awards that are based on the attainment of performance objectives that are based on items reported in financial statements.

Clarification between Restricted Stock and RSUs. The 2012 Plan clarifies the provisions that relate to awards of restricted stock (i.e., grant of stock with dividend and voting rights, but subject to forfeiture) and awards of restricted stock units (i.e., grant of a right to receive stock following satisfaction of the forfeiture conditions).

Extension of Exercisability Period if Death Shortly Following Termination. Both the 2003 and 2012 Plans provides that if a Participant dies during employment, stock options and stock appreciation rights are exercisable for 1 year following such death. The 2003 Plan provides that if a Participant separates from service that he or she has 90 days following such separation to exercise the stock options or SARs that are then exercisable. The 2012 Plan now provides that if the Participant separates from service and dies during such 90 day period, the stock options and SARs that are then exercisable may be exercised for 1 year following such death.

Addition of Prohibition on Repricing. The 2012 Plan now includes a prohibition that prevents (i) a decrease in the exercise or purchase price of an outstanding award, (ii) the cancellation of a stock option or SAR and issuance of a new stock option or SAR (or exchange of awards) if the new stock option or SAR has a lower exercise price, or (iii) the Company from repurchasing an underwater stock option or SAR.

Code Section 409A. The 2012 Plan includes additional provisions to ensure that Awards are compliant with, or exempt from, Section 409A of the Internal Revenue Code. This includes the authority to unilaterally amend the Plan or an Award Agreement to ensure such compliance.

Code Section 162(m). The 2012 Plan now includes a provision to ensure that awards that are intended to be exempt from the $1 million compensation limit under Section 162(m) of the Internal Revenue Code as a result of being qualified performance-based compensation are treated in a manner consistent with this intention.

Jurisdiction; Waiver of Jury Trial; Service of Process. The 2012 Plan now specifies that any suit, action or proceeding with respect to the Plan or any award must be resolved only in the courts of the State of Ohio or the United States District Court for the Southern District of Ohio, that the Participant waives all rights to trial by jury in any proceeding, and that he or she consents to service of process by mail or any other manner permitted under Ohio law.

Use of Electronic Media. The 2012 Plan now authorizes award agreements, plan notices, beneficiary designation forms and other elections, consents or waivers or other plan transactions to be effected electronically to the extent not contrary to applicable law.

2

EXHIBIT B

Frisch’s Restaurants, Inc.

2012 Stock Option and Incentive Plan

Frisch’s Restaurants, Inc.

2012 Stock Option and Incentive Plan

TABLE OF CONTENTS

SECTION I. PURPOSE		1

SECTION II. DEFINITIONS		1

SECTION III. ADMINISTRATION		7
3.1	The Committee	7
3.2	Powers of the Committee	7
3.3	Guidelines	8
3.4	Delegation of Authority	8
3.5	Right to Recoup	8
3.6	Decisions Final	8
3.7	Award Agreements	8

SECTION IV. SHARES SUBJECT TO PLAN		9
4.1	Shares Available for Issuance of Awards	9
4.2	Maximum Awards Per Participant	9
4.3	Re-Use of Shares	9
4.4	Adjustment Provisions	9

SECTION V. CHANGE OF CONTROL; MERGER, CONSOLIDATION, ETC.		10
5.1	Effect of Change of Control on Outstanding Awards	10
5.2	Separation from Service After Change of Control	10
5.3	Merger, Consolidation, Etc	10
5.4	Applicability of Section V	11

SECTION VI. EFFECTIVE DATE AND DURATION OF PLAN		11
6.1	Effective Date	11
6.2	Duration of Plan	11

SECTION VII. STOCK OPTIONS		11
7.1	Grants	11
7.2	Terms of Options	12

SECTION VIII. STOCK APPRECIATION RIGHTS		13
8.1	Stock Appreciation Rights	13
8.2	Terms and Conditions of Stock Appreciation Rights	13

SECTION IX. RESTRICTED STOCK, RESTRICTED STOCK UNIT AND UNRESTRICTED STOCK AWARDS		14
9.1	Grants of Restricted Stock and Restricted Stock Unit Awards	14
9.2	Terms and Conditions of Restricted Awards	14

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9.3	Unrestricted Stock Awards	15

SECTION X. PERFORMANCE AWARDS		15
10.1	Performance Awards	15
10.2	Terms and Conditions of Performance Awards	16

SECTION XI. TERMINATION OF AWARDS		17
11.1	Termination of Awards to Employees and Directors	17
11.2	Acceleration of Vesting and Extension of Exercise Period upon Separation from Service	17
11.3	Repricing, Exchange and Repurchase of Awards	18

SECTION XII. TERMINATION OR AMENDMENT OF THIS PLAN		18
12.1	Termination or Amendment	18

SECTION XIII. GENERAL PROVISIONS		19
13.1	No Right to Continued Employment	19
13.2	Non-Transferability of Awards	19
13.3	Benefits May Not Be Assigned	19
13.4	Other Plans	19
13.5	Unfunded Plan	20
13.6	Withholding of Taxes	20
13.7	Governing Law	20
13.8	Liability	20
13.9	Successors	20
13.10	Transactions Involving Common Stock	20
13.11	Code Section 162(m) Compliance	21
13.12	Required Delay of Payment to a Specified Employee on Account of a Separation from Service	21
13.13	Exemption from, or Compliance with, Section 409A	21
13.14	Jurisdiction; Waiver of Jury Trial	21
13.15	Use of Electronic Media and Written Communications	22

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Frisch’s Restaurants, Inc.

2012 Stock Option and Incentive Plan

SECTION I.

PURPOSE

The purpose of this 2012 Stock Option and Incentive Plan (the “Plan”) is to promote the long-term growth and financial success of Frisch’s Restaurants, Inc. (the “Company”) and its subsidiaries by enabling the Company to compete successfully in attracting and retaining employees and directors of outstanding ability, stimulating the efforts of those persons to achieve the Company’s long-range performance goals and objectives, and encouraging the identification of their interests with those of the Company’s shareholders.

SECTION II.

DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1 “Award” means any form of Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Unrestricted Stock Award or Performance Award granted under this Plan.

2.2 “Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

2.3 “Award Date” or “Grant Date” means the date designated by the Committee as the date upon which an Award is granted

2.4 “Award Period” or “Term” means the period beginning on an Award Date and ending on the expiration date of such Award.

2.5 “Board” means the Board of Directors of the Company, as constituted at any time.

2.6 “Cause” means, unless otherwise defined in an Award Agreement, an employment agreement or severance agreement in effect between a Participant and the Company or a Subsidiary (in which case such definition shall govern), a Participant’s engaging in any of the following acts:

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(i) any type of willful misconduct in respect of, or disloyalty to, the Company or a Subsidiary, including, without limitation, fraud, embezzlement, theft, or dishonesty in the course of a Participant’s employment or business relationship with the Company or Subsidiary; or

(ii) conviction of a felony or other crime involving a breach of trust or fiduciary duty owed to the Company or a Subsidiary; or

(iii) unauthorized disclosure of trade secrets or confidential information of the Company or a Subsidiary; or

(iv) a material breach of any agreement with the Company or a Subsidiary in respect of confidentiality, non-disclosure, non-competition or otherwise; or

(v) any serious violation of a policy of the Company or a Subsidiary that is materially damaging to the interests of the Company or a Subsidiary; or

(vi) persistent neglect of the duties and responsibilities of the Participant’s position with the Company or a Subsidiary; provided that mere failure to meet the Company’s or Subsidiary’s performance standards or objectives shall not constitute Cause for purposes of this provision.

2.7 “Change of Control” means the occurrence after the Effective Date of any of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than an Exempt Entity, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the total voting power of all of the Company’s voting securities then outstanding (“Voting Shares”) and the acquisition of such beneficial ownership was not pre-approved by at least two-thirds of the directors of the Company in office prior to the time the person became the beneficial owner of more than 5% of the Voting Shares;

(ii) on any date, the individuals who constituted the Company’s Board at the beginning of the two-year period immediately preceding such date (together with any new directors whose election by the Company’s Board, or whose nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of such period or whose

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election or nomination for election was previously so approved) cease for any reason to constitute at least 75% of the directors then in office; or

(iii) immediately after the consummation of a merger or consolidation of the Company or any Subsidiary with or into, or the sale or other disposition of all or substantially all of the Company’s assets to, any other corporation (where pursuant to the terms of such transaction outstanding Awards are assumed by the surviving, resulting or acquiring corporation or new Awards are substituted therefor), the Voting Shares of the Company outstanding immediately prior to such transaction do not represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity or any parent thereof) more than 50% of the total voting power of the voting securities of the Company or surviving or acquiring entity or any parent thereof outstanding immediately after such merger or consolidation.

2.8 “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder. References to any particular section of the Code include references to any successor amendments or replacements of such section.

2.9 “Committee” means the committee appointed by the Board and consisting of two or more Directors of the Company, each of whom shall be a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and an “outside director” as defined under Section 162(m) of the Code and an “independent director” as defined in the Rules of the NYSE MKT (or the rules of any other market on which the Shares are primarily traded).

2.10 “Common Stock” means the Company’s common stock, without par value.

2.11 “Company” means Frisch’s Restaurants, Inc., a corporation organized under the laws of the State of Ohio, and any successor corporation or business organization which shall assume the duties and obligations of Frisch’s Restaurants, Inc., under this Plan.

2.12 “Director” means any person serving on the Board of Directors of the Company or any of its Subsidiaries who is not an officer or Employee of the Company or any Subsidiary.

2.13 “Disability” means (i) a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code as determined by the Committee in good faith upon receipt of medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice, or (ii) in the case of an Employee, a disability that qualifies as a long-term disability under the Company’s or a Subsidiary’s Long Term Disability insurance, or (iii) any other definition of disability set forth in an Award Agreement. Notwithstanding the foregoing, with respect to an Award that

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constitutes “deferred compensation” subject to the requirements of Section 409A of the Code and that may be settled or distributed as a result of the Participant’s “Disability,” “Disability” shall mean a Participant is disabled within the meaning of such term as set forth in Treasury Regulation Section 1.409A-3(i)(4)(i).

2.14 “Effective Date” means the date on which the Plan is approved by the shareholders of the Company.

2.15 “Eligible Person” means any person who is either an Employee or a Director.

2.16 “Employee” means (i) any officer or employee of the Company or a Subsidiary (including those employees on a temporary leave of absence approved by the Company or a Subsidiary but excluding persons who receive retirement benefits, stipends, consulting fees, honorariums and the like), who performs services for the Company and is included on its regular payroll, or (ii) any person who has received and accepted an offer of employment from the Company or a Subsidiary.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any lawful regulations or pronouncements promulgated thereunder. Whenever reference is made to a specific Exchange Act Section, such reference shall be deemed to be a reference to any successor Exchange Act Section or Sections with the same or similar purpose.

2.18 “Exempt Entity” means (i) an underwriter temporarily holding securities pursuant to an offering of such securities and (ii) the Company, any of its Subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries.

2.19 “Fair Market Value” means, as of any date, the closing price of a Share as reported on the NYSE MKT (or such other consolidated transaction reporting system on which the Shares are primarily traded) or, if the Shares were not traded on such day, then the next preceding day on which the Shares were traded, all as reported by such source as the Committee may select. If the Shares are not traded on a national securities exchange or other market system, Fair Market Value shall be determined by the Committee in accordance with Section 409A of the Code.

2.20 “Immediate Family” means any child, stepchild, grandchild, spouse, son-in-law or daughter-in-law and shall include adoptive relationships; provided, however, that if the Committee adopts a different definition of “immediate family” (or similar term) in connection with the transferability of Stock Options and SARs awarded under this Plan, such definition shall apply, without further action of the Board.

2.21 “Mature Shares” means Shares which have been fully paid and held, of record or beneficially, by the Participant for at least six months.

2.22 “Option Price” or “Exercise Price” means the price per share at which Common Stock may be purchased upon the exercise of an Option or an Award.

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2.23 “Participant” means an Eligible Person to whom an Award has been made pursuant to this Plan.

2.24 “Performance Award” means an Award granted pursuant to Section X.

2.25 “Performance-Based Compensation” means compensation intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

2.26 “Performance Measures” means any one or more of the following, as selected by the Committee and applied to the Company as a whole or individual units thereof, and measured either absolutely or relative to a designated group of comparable companies: (i) earnings before interest, taxes, depreciation, and amortization (“EBITDA”); (ii) appreciation in the Fair Market Value, book value or other measure of value of the Common Stock; (iii) cash flow; (iv) earnings (including, without limitation, earnings per share); (v) return on equity; (vi) return on investment; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) revenue; (xi) income (including, without limitation, net income); (xii) operating income (including, without limitation, net operating income); (xiii) operating profit (including, without limitation, net operating profit); (xiv) operating margin; (xv) return on operating revenue; and (xvi) market share.

2.27 “Performance Period” has the meaning ascribed thereto in Section 10.1 hereof.

2.28 “Reference Price” with respect to a SAR means the dollar amount determined by the Committee at the time of Grant, except that no SAR may be granted with a Reference Price less than 100% of the Fair Market Value of a Share on the Grant Date.

2.29 “Restricted Stock” or “Restricted Shares” means those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions set forth in the related Award Agreement.

2.30 “Restricted Stock Award” means an award of a fixed number of Restricted Shares which is subject to forfeiture conditions, transfer restrictions and other conditions set forth in the related Award Agreement.

2.31 “Restricted Stock Unit” means a notional unit representing the right to receive one Share which is the subject to forfeiture and other conditions.

2.32 “Restricted Stock Unit Award” means an award of a fixed number of Restricted Stock Units which is subject to forfeiture provisions and other conditions set forth in the related Award Agreement.

2.33 “Rule 16b-3 and Rule 16a-1(f)” mean Rules 16b-3 and 16a-1(f) under the Exchange Act or any corresponding successor rules or regulations.

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2.34 “Separation from Service or Separates from Service” has the meaning ascribed to such term in Section 409A of the Code.

2.35 “Share” means one share of the Company’s Common Stock.

2.36 “Short-term Deferral Deadline” means the last day on which a payment or the delivery of Shares would qualify as a short-term deferral under Treasury Regulation § 1.409A-1(b)(4). A payment or delivery of Shares that occurs no later than the 15th day of the third month following the Participant’s first taxable year in which an Award is no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code) or the 15th day of the third month following the end of the Company’s first taxable year in which an Award is no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code) generally qualifies as a short-term deferral.

2.37 “Stock Appreciation Right” or “SAR” means the right to receive, for each unit of the SAR, an amount of cash, a number of Shares or a combination thereof of equal in value to, the excess of the Fair Market Value of one Share on the date of exercise of the SAR over the Reference Price of the SAR.

2.38 “Stock Option” or “Option” means the right to purchase shares of Common Stock granted pursuant to Section VII of this Plan.

2.39 “Subsidiary” means any entity directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a controlling interest (as defined in Treasury Regulation § 1.409A-1(b)(5)(iii)), as determined by the Committee, in its sole discretion, provided such entity is considered a service recipient (within the meaning of Section 409A) that may be aggregated with the Company.

2.40 “Transfer” means alienation, attachment, sale, assignment, pledge, encumbrance, charge or other disposition; and the terms “Transferred” or “Transferable” have corresponding meanings.

2.41 “Unrestricted Stock Award” means an Award granted pursuant to Section 9.3.

2.42 “Vest” means, in the case of any Award to become exercisable or become free of restrictions solely as a result of either (i) the passage of required time periods specified under the terms of the Award (“Passage of Time Criteria”) or (ii) the inapplicability of Passage of Time Criteria due to a Change of Control or a Separation from Service pursuant to the provisions of Section XI. For purposes of this Plan, “Vest” does not refer to an Award becoming exercisable or free of restrictions due to the attainment of performance criteria or any other criteria not solely related to the passage of time (“Other Criteria”). An Award whose terms specify Other Criteria that have not been fully satisfied at the time of a Change of Control or Separation of Service will not Vest (unless otherwise determined by the Committee, specifically provided by the terms of the Award, or provided for in a separate agreement between the Participant and the

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Company or Subsidiary) as a result of such Change of Control (even if the terms of such Award contain Passage of Time Criteria in addition to, in combination with, or as an alternative to such Other Criteria).

SECTION III.

ADMINISTRATION

3.1 The Committee. This Plan shall be administered and interpreted by the Committee, except that any function of the Committee also may be performed by the Board or by the Committee’s delegate pursuant to Section 3.4. Actions of the Committee may be taken by a majority of its members at a meeting or by the unanimous written consent of all of its members without a meeting.

3.2 Powers of the Committee. The Committee shall have the power and authority to operate, manage and administer the Plan on behalf of the Company, which includes, but is not limited to, the power and authority:

(i) to grant to Eligible Persons one or more Awards consisting of any or a combination of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Unrestricted Stock and Performance Awards;

(ii) to select the Eligible Persons to whom Awards may be granted;

(iii) to determine the types and combinations of Awards to be granted to Eligible Persons;

(iv) to determine the number of Shares or units which may be subject to each Award;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award (including, but not limited to, the term, price, exercisability, method of exercise and payment, any restriction or limitation on transfer, any applicable performance measures or contingencies, any vesting schedule or acceleration, or any forfeiture provisions or waiver, regarding any Award) and the related Shares (including, but not limited to, any holding period for those Shares after grant, exercise or settlement of the Award), based on such factors as the Committee shall determine; and

(vi) to modify or waive any restrictions, contingencies or limitations contained in, and grant extensions to the terms or exercise periods of, or accelerate the vesting of, any outstanding Awards, except to the extent necessary to preserve the status of an Award as Performance-Based Compensation, as long as such modifications, waivers, extensions or accelerations would not either cause the Award to be treated as the

7

granting of a new Award or an extension of the Award under Code Section 409A that is not exempt from, or compliant with, the requirements of Section 409A or be inconsistent with the terms of the Plan, but no such changes shall materially impair the rights of any Participant without his or her consent unless required by law or integrally related to a requirement of law.

3.3 Guidelines. The Committee will have the authority and discretion to interpret the Plan and any Awards granted under the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any related Award Agreement in the manner and to the extent it deems necessary to carry the Plan into effect.

3.4 Delegation of Authority. The Committee may delegate to one or more of the Company’s officers or (in the case of ministerial duties only) other employees all or any portion of the Committee’s authority, powers, responsibilities and administrative duties under the Plan, with such conditions and limitations as the Committee shall prescribe in writing; provided, however, that only the Committee is authorized to grant Awards to, or make any decisions with respect to Awards granted to, officers. A record of all actions taken by any officer to whom the Committee has delegated a portion of its powers or responsibilities shall be filed with the minutes of the meetings of the Committee and shall be made available for review by the Committee upon request.

3.5 Right to Recoup. The Committee shall have full authority to adopt and enforce any policies and procedures adopted by the Company in respect of Section 10D of the Exchange Act and such regulations as are promulgated thereunder from time to time, or in respect to any other applicable law, regulation or Company policy relating to the recoupment of amounts on account of a restatement of a financial statement that, if initially reported properly, would have resulted in a lower amount being paid to a Participant under the Plan, or in respect of any other policy of the Company relating to the recoupment of amounts on account of the Participant’s breach of a non-competition, non-solicitation, non-disparagement or confidentiality obligation as it deems necessary or appropriate in its sole discretion.

3.6 Decisions Final. Any action, decision, interpretation or determination by or at the direction of the Committee (or of any person acting under a delegation pursuant to Section 3.4) concerning the application or administration of the Plan or any Award(s) shall be final and binding upon all persons and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Awards.

3.7 Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement substantially in the form approved by the Committee from time to time.

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SECTION IV.

SHARES SUBJECT TO PLAN

4.1 Shares Available for Issuance of Awards. Subject to the adjustment as provided in Section 4.4, the aggregate number of Shares which may be issued under this Plan shall not exceed 500,000 Shares. As determined from time to time by the Committee, the Shares available under this Plan for grants of Awards may consist either in whole or in part of authorized but unissued Shares or Shares that have been reacquired by the Company following original issuance.

4.2 Maximum Awards Per Participant. The number of Shares covered by Options, together with the number of SAR units, granted to any one individual shall not exceed 50,000 during any one fiscal-year period.

No more than 50,000 Shares of Common Stock may be issued in payment of Performance Awards denominated in Shares of Common Stock, and no more than $1,000,000 in cash (or Fair Market Value if paid in Shares of Common Stock) may be paid pursuant to Performance Awards denominated in dollars, granted in each case to any one individual during any one fiscal-year period that are intended to be Performance-Based Compensation. If delivery of Shares earned under a Performance Award is delayed, any additional Shares attributable to dividends paid during the period of delayed delivery shall be disregarded for purposes of this paragraph.

4.3 Re-Use of Shares. If any Award granted under this Plan shall expire, terminate or be forfeited or canceled for any reason before it has Vested or been exercised in full, the number of unissued or undelivered Shares subject to such Award shall again be available for future grants under the Plan. The Committee may make such other determinations regarding the counting of Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations are permitted by law. Notwithstanding the foregoing, Shares that are tendered to or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any Shares tendered to or withheld by the Company to satisfy the tax withholding obligations related to any Award, shall not be available for subsequent Awards under the Plan. In addition, SARs settled in Shares of Common Stock shall be considered settled in full against the number of Shares available for award under the Plan, regardless of the number of Shares issued upon settlement of the SAR.

4.4 Adjustment Provisions.

(a) Adjustment for Change in Capitalization. If the Company shall at any time after the Effective Date change the number of issued Shares without new consideration to the Company (such as by stock dividend, stock split, reverse stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution to stockholders of cash or property (such as a large nonrecurring cash dividend or in a spin-off or split-up) which has a substantial impact on the value of outstanding Shares (collectively, an

9

“Equity Restructuring”), then the numbers and types of Shares and SAR units specified in Sections 4.1 and 4.2, the specified or fixed numbers and types of Shares, Restricted Stock Units or SAR units covered by each outstanding Award, and, if applicable, the Option Price, Reference Price, price of Shares covered by a Restricted Stock Award or Restricted Stock Unit Award, or performance goals for each outstanding Award (the “Adjusted Items”) shall be proportionately and equitably adjusted; provided that (i) any adjustments made in the number and type of Shares, Restricted Stock Units or SAR units covered by each outstanding Award shall be made in accordance with Code Section 409A, and (ii) fractions of a Share will not be issued but either will be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee. The determination of whether an Equity Restructuring has occurred, and what adjustments are to be made to Adjusted Items, shall be made by the Committee in good faith in such manner as it deems necessary or appropriate in order to prevent enlargement or dilution of the rights and benefits (or potential benefits) intended to be made available under the Plan.

(b) Other Equitable Adjustments. Notwithstanding any other provision of the Plan, the Committee may authorize the issuance, continuation or assumption of Awards or provide for equitable adjustments or changes in the terms of Awards, in connection with any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem equitable and appropriate; provided, that the number and type of Shares or SAR units covered by each outstanding Award shall be made in accordance with Section 409A of the Code.

SECTION V.

CHANGE OF CONTROL; MERGER, CONSOLIDATION, ETC.

5.1 Effect of Change of Control on Outstanding Awards. In the event of, and upon a Change of Control, all Awards outstanding on the date of such Change of Control shall become fully (100%) Vested.

5.2 Separation from Service After Change of Control. In the event that an Employee has a Separation from Service as a result of the Company or a Subsidiary terminating such Employee’s service for any reason, other than for Cause, within one (1) year after a Change of Control, all of the outstanding Vested Stock Options and SARs held by such Employee on the date of Separation from Service shall be exercisable for a period ending on the earlier to occur of the first anniversary of the date of Separation from Service or the respective Expiration Dates of such Stock Options and SARs.

5.3 Merger, Consolidation, Etc. In the event that the Company shall, pursuant to action by its Board of Directors, propose to (1) merge into, consolidate with, sell or otherwise dispose of all or substantially all of its assets, to another corporation or other entity and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Awards

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under the Plan, or the substitution of new Awards therefor, or (2) dissolve or liquidate, then (A) the Committee shall cause written notice of such proposed transaction to be given to each Participant not less than 30 days prior to the anticipated date on which such proposed transaction is to be consummated, and (B) all outstanding Awards that are not so assumed or substituted for shall become fully (100%) Vested immediately prior, but subject, to actual consummation of the transaction. Prior to a date specified in the notice, which shall not be more than 3 days prior to the consummation of such transaction, each Participant shall have the right to exercise all Stock Options and SARs held by such Participant that are not so assumed or substituted for on the following basis: (i) such exercise shall be conditioned on consummation of such transaction, (ii) such exercise shall be effective immediately prior to the consummation of such transaction, and (iii) the Option Price for any such Stock Options shall not be required to be paid until 3 days after written notice by the Company to the Participant that such transaction has been consummated. If such transaction is consummated, each Stock Option and SAR, to the extent not previously exercised prior to the date specified in the foregoing notice of proposed transaction, shall terminate upon the consummation of such transaction. If such transaction is abandoned, (a) any and all conditional exercises of Stock Options and SARs in accordance with this Section 5.3 shall be deemed annulled and of no force or effect and (b) to the extent that any Award shall have Vested solely by operation of this Section 5.3, such Vesting shall be deemed annulled and of no force or effect and the Vesting provisions of such Award shall be reinstated.

5.4 Applicability of Section V. The provisions of Section V shall apply to all Awards granted under the Plan, unless and to the extent that the Committee expressly provides otherwise in the terms of an Award at the time it is granted; provided that nothing in this Section V shall preclude the Committee or the Board from providing, at any time, for the “cash out” of Awards in connection with a Change of Control or with any of the events specified in clauses (1) and (2) of Section 5.3.

SECTION VI.

EFFECTIVE DATE AND DURATION OF PLAN

6.1 Effective Date. This Plan shall become effective on the Effective Date.

6.2 Duration of Plan. The Plan shall continue in effect indefinitely until terminated by the Board pursuant to Section XII.

SECTION VII.

STOCK OPTIONS

7.1 Grants. The Committee may, in its discretion, grant Stock Options to any Eligible Person. No Option granted under the Plan is intended to qualify as an incentive stock option under Section 422 of the Code.

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7.2 Terms of Options. Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

(a) Option Price. The Option Price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, except that in no event shall the Option Price be less than 100% of Fair Market Value on the Grant Date.

(b) Option Term. The Term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after its Grant Date.

(c) Exercisability. Except to the extent otherwise provided in an Award Agreement or Section XI of this Plan, each Stock Option that becomes exercisable solely on account of the passage of time shall become exercisable no more rapidly than one-third (1/3) of the Shares subject to such Option as of each anniversary of the Grant Date and each Stock Option that becomes exercisable based on performance-based criteria or criteria other than solely on account of the passage of time shall become exercisable no earlier than one (1) year after the Grant Date; provided, however, that an Option may not be exercised as to less than one hundred (100) Shares at any time unless the number of Shares for which the Option is exercised is the total number available for exercise at that time under the terms of the Option.

(d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the Option Term by giving written notice of exercise to the Company, attention: Vice President of Human Resources, specifying the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the Option Price.

(e) Payment. Upon exercise of an Option, and subject to such administrative requirements as the Committee may impose, payment of the Option Price may be made, at the election of the Participant, in cash or by the tender of Mature Shares or by a combination of the foregoing. If payment by the tender of Mature Shares is selected, the value of each Mature Share shall be deemed to be the Fair Market Value of a Share on the day the Mature Shares are tendered for payment, which shall be the date on which the Mature Shares, duly endorsed or accompanied by a stock power duly endorsed for transfer to the Company, are received by the Company. The Option Price and obligatory withholding taxes also may be paid pursuant to a “cashless” exercise/sale procedure involving the simultaneous sale of Shares covered by the Option by a broker (in which case the exercise date shall be the trade date). If payment of the Option Price and obligatory withholding taxes is made from the proceeds of a “cashless” exercise/sale procedure, such payment shall be received by the Company no later than the date of settlement of the sale.

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(f) Non-Transferability. Stock Options shall be Transferable only to the extent provided in Section 13.2 of this Plan.

(g) Termination. Stock Options shall terminate in accordance with Section XI of this Plan.

SECTION VIII.

STOCK APPRECIATION RIGHTS

8.1 Stock Appreciation Rights. The Committee may, in its discretion, grant Stock Appreciation Rights to any Eligible Person. Any Stock Appreciation Right granted shall be for a specified number of units and have such terms and conditions, not inconsistent with this Plan, as are established by the Committee in connection with the Award.

8.2 Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights granted pursuant to this Section VIII shall be subject to the following terms and conditions:

(a) Reference Price. The Reference Price per Share unit subject to a SAR shall be determined by the Committee at the time of grant, except that in no event shall the Reference Price be less than 100% of Fair Market Value on the Award Date.

(b) Term. The term of each Stock Appreciation Right shall be fixed by the Committee, but no Stock Appreciation Right shall be exercisable more than ten (10) years after its Award Date.

(c) Exercise. Except to the extent otherwise provided in an Award Agreement or Section XI of this Plan, each Stock Appreciation Right that becomes exercisable solely on account of the passage of time shall become exercisable no more rapidly than one-third (1/3) of the Shares subject to such Stock Appreciation Right as of each anniversary of the Grant Date and each Stock Appreciation Right that becomes exercisable based on performance-based criteria or criteria other than solely on account of the passage of time shall become exercisable no earlier than one (1) year after the Grant Date.

(d) Distribution. The Committee shall determine in its sole discretion, at or after the Award Date, whether Shares, cash or a combination of thereof shall be delivered to the holder upon exercise of a SAR. Shares so deliverable shall be valued at their Fair Market Value on the date of the SAR’s exercise.

(e) Non-Transferability. SARs shall be Transferable only to the extent provided in Section 13.2 of this Plan.

(f) Termination. SARs shall terminate in accordance with Section XI of this Plan.

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(g) No Right to Defer. In no event shall a SAR awarded under this Plan include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.

(h) Fixed Number of Shares. The number of Shares subject to a SAR shall be fixed on the Award Date.

SECTION IX.

RESTRICTED STOCK, RESTRICTED STOCK UNIT

AND UNRESTRICTED STOCK AWARDS

9.1 Grants of Restricted Stock and Restricted Stock Unit Awards. The Committee may, in its discretion, grant one or more Restricted Stock or Restricted Stock Unit Awards to any Eligible Person. Each Restricted Stock or Restricted Stock Unit Award shall specify the number of Shares covered by the Award, the price, if any, to be paid for such Shares by the Participant, the restrictions imposed on the Shares and, in the case of a Restricted Stock Unit Award, the date or dates on which the Shares will be issued. The Committee may grant Restricted Stock or Restricted Stock Unit Awards subject to the attainment of specified performance goals, continued employment or such other limitations or restrictions as the Committee may determine. Such conditions may, but need not, be conditions that cause a Restricted Stock Award to be treated as subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code) and a Restricted Stock Unit Award to be treated as subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code).

9.2 Terms and Conditions of Restricted Awards. Restricted Stock and Restricted Stock Unit Awards shall be subject to the following provisions:

(a) Issuance of Shares. The Shares covered by a Restricted Stock Award shall be issued immediately upon (or as promptly as is administratively practicable after) grant. The Shares covered by a Restricted Stock Unit Award shall be issued upon vesting, as determined by the Committee, and shall be delivered on or before the Short-term Deferral Deadline.

(b) Vesting. Except to the extent otherwise provided in an Award Agreement or Section XI of this Plan, each Restricted Stock or Restricted Stock Unit Award that vests solely on account of the passage of time shall vest no more rapidly than one-third (1/3) of the Shares or Units subject to such Award as of each anniversary of the Grant Date and each Restricted Stock or Restricted Stock Unit Award that vests based on performance criteria or criteria other than solely on account of the passage of time shall vest no earlier than one (1) year after the Grant Date.

(c) Stock Powers and Custody. With respect to Restricted Shares subject to a Restricted Stock Award, the Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Shares. The Committee may

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also require that the stock certificates evidencing such Shares be held in custody by the Company until the restrictions on them shall have lapsed.

(d) Shareholder Rights. Unless otherwise determined by the Committee at the time of grant, Participants receiving Restricted Stock Awards shall be entitled to dividend and voting rights in respect of the Restricted Shares.

(e) Non-Transferability. Restricted Stock and Restricted Stock Unit Awards shall not be Transferable except to the extent provided in Section 13.2 of this Plan.

(f) Termination. Restricted Stock Awards shall terminate in accordance with Section XI of this Plan.

9.3 Unrestricted Stock Awards. The Committee may make Awards of unrestricted Common Stock to (i) Employees in full or partial payment of annual bonus awards or otherwise in recognition of outstanding achievements or contributions or (ii) Directors for service on the Board. Unrestricted Shares issued under this Section 9.3 may be issued for no cash consideration. In the event an Unrestricted Stock Award is granted, the Shares subject to such Award shall be issued on or before the Short-term Deferral Deadline.

SECTION X.

PERFORMANCE AWARDS

10.1 Performance Awards. The Committee may, in its discretion, grant Performance Awards to Eligible Persons in accordance with the following terms and conditions:

(a) Grant. A Performance Award shall consist of the right to receive either (i) Common Stock or cash of an equivalent value, or a combination of both , at the end of a specified Performance Period or (ii) a fixed-dollar amount payable in cash or Shares, or a combination of both, at the end of a specified Performance Period. The Committee shall determine the Eligible Persons to whom and the time or times at which Performance Awards shall be granted, the number of Shares or the amount of cash to be awarded to any person, the duration of the period (the “Performance Period”) during which, and the conditions under which, a Participant’s Performance Award will vest, and the other terms and conditions of the Performance Award in addition to those set forth in Section 10.2.

(b) Performance Goals and Performance-Based Compensation. At the time of grant, the Committee shall designate any Performance Award granted to a Participant that is intended to be Performance-Based Compensation. Any Performance Award designated as intended to be Performance-Based Compensation shall be conditioned on the achievement of one or more objective performance goals, based on one or more Performance Measures, to the extent required by Code Section 162(m). Any

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Performance Award under this Section 10.1 not designated as intended to be Performance-Based Compensation may be conditioned on such performance goals, factors or criteria as the Committee shall determine. Such conditions may, but need not, be conditions that cause the Performance Award to be treated as subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code).

(c) Other Criteria. The Committee, in its discretion, may provide that, despite the achievement of the objective performance goals required for receipt of a specified level of payment or distribution of a Performance Award, the amount of the payment or distribution will be subject to reduction unless other goals or criteria also are satisfied.

(d) Attainment of Performance Goals or Criteria. Subject to Section 10.2(d), a Participant otherwise entitled to receive a Performance Award, or portion thereof, that is intended to be Performance-Based Compensation for any Performance Period shall not receive a settlement of the award or portion until the Committee has determined that the applicable performance goal(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this Section 10.1(d), such exercise of discretion may not result in an increase in the amount of the award.

10.2 Terms and Conditions of Performance Awards. Performance Awards granted pursuant to this Section X shall be subject to the following terms and conditions:

(a) Shareholder Rights. A Participant receiving a Performance Award shall not be entitled to dividend or voting rights in respect of the Shares covered by the Performance Award until the Award has vested in whole or part and any Shares earned have been issued.

(b) Vesting. Except to the extent otherwise provided in an Award Agreement or Section XI of this Plan, a Performance Award shall vest no earlier than one (1) year after the Grant Date.

(c) Payment. Subject to the provisions of the Award Agreement and this Plan, at the expiration of the Performance Period, share certificates, cash or both (as the Committee may determine) shall be delivered to the Participant, or his or her legal representative or guardian, in a number or an amount equal to the vested portion of the Performance Award; provided that, to the extent that distribution is made in Shares, the Shares shall be subject to any restrictions that may have been specified by the Committee at the time of grant. In no event shall the shares certificates, cash or both be delivered later than the Short-term Deferral Deadline.

(d) Non-Transferability. Performance Awards shall not be Transferable except in accordance with the provisions of Section 13.2 of this Plan.

(e) Termination. Unless otherwise provided in a separate agreement between the Participant and the Company, upon a Participant’s Separation from Service for any reason during the Performance Period for a given Award, the Performance Award

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in question will vest and be payable or will be forfeited as provided in this Plan and in any Award Agreement.

SECTION XI.

TERMINATION OF AWARDS

11.1 Termination of Awards to Employees and Directors. Subject to the provisions of Section 11.2, Awards under this Plan shall terminate as follows:

(a) Termination by Death or Disability. Unless otherwise determined by the Committee at the time of grant, if a Participant Separates from Service by reason of his or her death or Disability, any Awards held by such Participant shall become fully Vested and, in the case of Stock Options and SARs, may thereafter be exercised by the Participant or by the Participant’s beneficiary or legal representative for a period of one (1) year (or such longer period as the Committee may specify at the time of grant, which period may not exceed the 10th anniversary of the original date of grant of the Stock Option or SAR) after the date of such Separation from Service or until the expiration of the stated term of such Award, whichever period is shorter.

(b) Termination For Cause. If a Participant Separates from Service for Cause, or if after such separation the Participant engages in any act which would have warranted a Separation from Service for Cause, the Participant shall forfeit all of his or her rights to any outstanding Awards which have not been exercised or that remain subject to any Passage of Time Criteria or Other Criteria and all such Awards shall terminate upon the earlier to occur of the date of Separation from Service or the date upon which the Participant has engaged in any of the conduct described as justifying such a separation for Cause.

(c) Other Termination. Unless otherwise determined by the Committee at the time of grant, if a Participant Separates from Service for any reason other than death, Disability or for Cause, all of such Participant’s Restricted Stock Awards that are not fully vested and any unexercisable Stock Options and SARs will terminate immediately and any then-exercisable Stock Options and SARs will terminate on the earlier to occur of the stated expiration date of the Awards or ninety (90) calendar days after such Separation from Service. If a Participant dies during the ninety (90) day period following the Separation from Service, any unexercised Award held by the Participant shall be exercisable, to the full extent that such Award was exercisable at the time of death, for a period of one (1) year from the date of death or until the expiration of the stated term of the Award, whichever occurs first.

11.2 Acceleration of Vesting and Extension of Exercise Period upon Separation from Service. Upon the Participant’s Separation from Service, excluding, however, any Participant who has been terminated for Cause, the Committee may, in its sole discretion:

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(a) Accelerate the Vesting of, or otherwise cause to be exercisable or free of restrictions, all or part of any Awards held by the Participant so that such Awards will be fully or partially exercisable as of the date of Separation from Service or such other date as the Committee may choose; and

(b) Extend the exercise period of all or part of any Stock Options and SARs held by the Participant for up to two years from the date of Separation from Service, but in no event longer than the earlier of the original expiration date of such Award or the 10th anniversary of the original date of grant of the Stock Option or SAR;

provided, however, that such acceleration, waiver, or extension shall not cause the Award to be treated as the granting of a new Award or an extension of the Award under Section 409A of the Code that is not exempt from, or compliant with, the requirements of Section 409A.

11.3 Repricing, Exchange and Repurchase of Awards. Notwithstanding any other provisions of this Plan, without shareholder approval and the consent of each affected Participant, this Plan does not permit (i) any decrease in the Exercise Price, Reference Price or other purchase price of an Award or any other decrease in the pricing of an outstanding Award, (ii) the issuance of any substitute Option or SAR with a lower Exercise Price or Reference Price than an existing Option or SAR which is forfeited or cancelled in exchange for the substitute Option or SAR, or (iii) the repurchase by the Company or Subsidiary of any Option or SAR with an Exercise Price or Reference Price above Fair Market Value at the time of such repurchase. Additionally, in no event shall any offer to reprice, exchange or repurchase an Award cause the original Award, the newly granted Award or the consideration to be paid upon repurchase to be treated as the granting of a new award under Section 409A of the Code that is not exempt from, or compliant with, the requirements of Section 409A.

SECTION XII.

TERMINATION OR AMENDMENT OF THIS PLAN

12.1 Termination or Amendment. The Board may at any time amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely; provided, however, that, unless otherwise required by law or integrally related to a requirement of law, the rights of a Participant with respect to any Awards granted prior to such amendment, suspension or termination may not be materially impaired without the consent of such Participant. In addition, no amendment may be made without first obtaining shareholder approval (a) if such amendment would increase the maximum number of Shares or amount of cash which may be granted to any individual Participant, or increase the total number of Shares available for issuance under this Plan, or (b) if such approval is required pursuant to the applicable requirements of the Code, the Exchange Act, or the listing requirements of the NYSE MKT or any other stock exchange or market system on which the Common Stock is traded. Notwithstanding anything in this Plan to the contrary, the Board, in its discretion, may amend the Plan or any Award to take effect retroactively or otherwise, as it deems necessary or advisable,

18

for the purpose of conforming the Plan or Award to or causing the Plan or Award to remain beyond the scope of any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code and all applicable guidance promulgated thereunder. The Board may delegate its authority to amend the Plan to the Committee in respect of any matter not requiring shareholder approval.

SECTION XIII.

GENERAL PROVISIONS

13.1 No Right to Continued Employment. The adoption of this Plan and the granting of Awards hereunder shall not confer upon any Employee the right to continued employment nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Employee at any time.

13.2 Non-Transferability of Awards. Except as otherwise provided by the Committee at or after grant, no Award or benefit payable under this Plan shall be Transferable by the Participant during his or her lifetime, nor may it be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of except by will or the laws of descent and distribution; and no Award shall be exercisable by anyone other than the Participant or the Participant’s guardian or legal representative during such Participant’s lifetime. The Committee may in its sole discretion permit a Participant to transfer a Stock Option or SAR for no consideration to a member of, or for the benefit of, the Participant’s Immediate Family (including, without limitation, to a trust in which members of the Immediate Family have more than a 50% beneficial interest, to a partnership or limited liability company for one or more members of the Immediate Family, or to a foundation in which members of the Immediate Family hold more than 50% of the voting interests), subject to such limits as the Committee may establish and so long as the transferee remains subject to all the terms and conditions applicable to such Award. The following shall be considered transfers for no consideration: (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than 50% of the voting interests are owned by the Participant or members of the Immediate Family, in exchange for an interest in that entity.

13.3 Benefits May Not Be Assigned. The interests of a Participant under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of a Participant or the Participant’s beneficiary.

13.4 Other Plans. In no event shall the value of, or income arising from, any Awards issued under this Plan be treated as compensation for purposes of any pension, profit sharing, life insurance, disability or other retirement or welfare benefit plan now maintained or hereafter adopted by the Company or any Subsidiary, unless such plan specifically provides to the contrary.

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13.5 Unfunded Plan. For purposes of the Employee Retirement Income Security Act of 1974, as amended, this Plan is intended to constitute an unfunded plan of incentive compensation, and it is not intended to provide retirement income, to result in a deferral of income for periods extending to the termination of employment or beyond, or to provide welfare benefits. This Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. This Plan shall not establish any fiduciary relationship between the Company or any of its Subsidiaries and any Participant or any other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

13.6 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any Shares or the payment of any cash to a Participant, payment by the Participant of any Federal, state or local taxes which the Company reasonably believes are required by law to be withheld. The Committee may permit all or a portion of any such withholding obligation (not exceeding the minimum amount required to be so withheld) to be satisfied by reducing the number of Shares otherwise deliverable or by accepting the delivery of Shares previously owned by the Participant, in either of which cases the Shares shall be valued at the Fair Market Value of the Common Stock on the date on which the amount of tax to be withheld is determined. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant. The Company or a Subsidiary may also withhold from any future earnings of salary, bonus or any other payment due to the Participant the amount necessary to satisfy any outstanding tax obligations related to any Award granted pursuant to this Plan.

13.7 Governing Law. This Plan and all actions taken in connection with it shall be governed by the laws of the State of Ohio, without regard to the principles of conflict of laws.

13.8 Liability. No employee of the Company or a Subsidiary nor member of the Committee or the Board shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award granted hereunder and, to the fullest extent permitted by law, all employees and members of the Committee and the Board shall be indemnified by the Company and its Subsidiaries for any liability and expenses which they may incur through any claim or cause of action arising under or in connection with this Plan or any Awards granted under this Plan.

13.9 Successors. All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

13.10 Transactions Involving Common Stock. Under no circumstances shall the Shares issued under this Plan include or be subject to a permanent mandatory

20

repurchase obligation (other than a right of first refusal) or put or call right if the Share price under such right or obligation is based on a purchase price other than a purchase price equal to the Fair Market Value of such Shares.

13.11 Code Section 162(m) Compliance. The Plan is intended to comply with all applicable requirements of Section 162(m) of the Code with respect to Awards that are intended to comply with the “qualified performance-based compensation” exception to Section 162(m) of the Code. Unless the Committee shall otherwise determine, any provision of this Plan that is contrary to such requirements does not apply to such Participants.

13.12 Required Delay of Payment to a Specified Employee on Account of a Separation from Service. Notwithstanding anything herein or in an Award Agreement to the contrary, in the case of any Participant who is a specified employee (as defined in Section 409A of the Code) as of the date of his or her Separation from Service (as defined in Section 409A of the Code), no payment (including the delivery of Shares) of an Award that is subject to Section 409A shall be made under this Plan on account of such separation before the date that is six months after the date of such separation (or, if earlier than the end of the six-month period, the date of the Participant’s death). Any payments (including the delivery of Shares) of an Award that is subject to Section 409A of the Code to which a Participant who is a specified employee would otherwise be entitled during the first six months following the date of Separation from Service shall be accumulated and paid on the first day of the seventh month following the date of Separation from Service. Notwithstanding the foregoing, this Section shall not apply to a payment made under a domestic relations order or for the payment of employment taxes.

13.13 Exemption from, or Compliance with, Section 409A. For federal income tax purposes, the Plan and the Awards granted hereunder are intended to be either exempt from, or compliant with, Section 409A of the Code. This Plan and all Awards granted hereunder shall be interpreted, operated and administered in a manner consistent with these intentions.

13.14 Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to this Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Ohio or the United States District Court for the Southern District of Ohio and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to this Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Ohio, the United States District Court for the Southern District of Ohio, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Ohio State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such

21

Proceeding in any such court or that such Proceeding was brought in an inconvenient forum and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the laws of the State of Ohio.

13.15 Use of Electronic Media and Written Communications. All Plan notices and all Participant or beneficiary notices, designations, elections, consents or waivers must be in writing (which may include an electronic communication) and made in a form the Plan specifies or otherwise approves. Any person entitled to notice under the Plan may waive the notice or shorten the notice period unless such actions are contrary to applicable law. The Plan, using any electronic medium, may give or receive any Plan notice, communicate any Plan policy, conduct any written Plan communication, satisfy any Plan filing or other compliance requirement and conduct any other Plan transaction to the extent permissible under applicable law. A Participant, a Participant’s spouse, or a beneficiary, may use any electronic medium to provide any beneficiary designation, election, notice, consent or waiver under the Plan, to the extent permissible under applicable law. Any reference in this Plan to a “form,” a “notice,” an “election,” a “consent,” a “waiver,” a “designation,” a “policy” or to any other Plan-related communication includes an electronic version thereof as permitted under applicable law.

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FRISCH’S RESTAURANTS, INC. 2800 GILBERT AVENUE CINCINNATI, OH 45206

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M49134-P29724	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

FRISCH’S RESTAURANTS, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote “FOR ALL NOMINEES” on Proposal 1 and “FOR” on Proposals 2, 3 and 4.
			☐	☐	☐
1.	Election of the persons below to serve as Directors until the 2014 Meeting and until their successors are elected and qualified:
NOMINEES:
	01) Robert J. (RJ) Dourney	04) William J. Riek, Jr.
	02) Lorrence T. Kellar	05) Donald H. Walker
03) Karen F. Maier
								For	Against	Abstain
2.	Ratification of the appointment of Grant Thornton LLP as independent registered public accounting firm							☐	☐	☐
3.	Approval of the 2012 Stock Option and Incentive Plan							☐	☐	☐
4.	Advisory vote on approval of executive compensation							☐	☐	☐

This Proxy is solicited on behalf of the Company’s Board of Directors. The Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made but the Proxy is properly signed, this Proxy will be voted for the election of all nominees under Proposal 1, for Proposals 2, 3 and 4, and in the discretion of the proxies, in accordance with any recommendations of the Board of Directors, on any other matters that may properly be presented at the meeting. If cumulative voting is properly declared with respect to the election of Directors, the votes will be cast in such a way as to effect the election of all nominees, or as many thereof as possible, in accordance with the recommendations of the Board of Directors.

To change the address on your account, please check the box at right and indicate your new address in the address space on the reverse side. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

ANNUAL MEETING OF SHAREHOLDERS OF

FRISCH’S RESTAURANTS, INC.

October 3, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement and Annual Report/10-k

are available at www.frischs.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

M49135-P29724

PROXY

FRISCH’S RESTAURANTS, INC.

ANNUAL MEETING OF SHAREHOLDERS

OCTOBER 3, 2012 9:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Craig F. Maier and Daniel W. Geeding, each or either of them, as the undersigned’s proxies, with full power of substitution, to represent and to vote all common stock of Frisch’s Restaurants, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Queen City Club, 331 East Fourth Street, Cincinnati, Ohio 45202, on Wednesday, October 3, 2012 at 9:00 a.m. and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned could do if personally present. The proxies are directed to vote the shares as set forth on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed and dated on the reverse side)